UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

CUBESMART
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5 Old Lancaster Road
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 31, 2017

Dear Shareholder:

You are cordially invited to attend our 2017 annual meeting of shareholders to be held on May 31, 2017, at 8:00 a.m., Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, for the following purposes:

1.                            To elect as Trustees, the eight individuals named in the accompanying proxy statement to serve until our 2018 annual shareholders meeting and until their successors are duly elected and qualified;

2.                            To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

3.                            To cast an advisory vote to approve our executive compensation;

4.                            To cast an advisory vote on the frequency of holding an advisory vote on our executive compensation;

5.                          To consider and vote on a proposal to amend our current Declaration of Trust (the “Declaration of Trust”) to provide shareholders with the ability to alter, amend or repeal our Third Amended and Restated Bylaws (the “Bylaws”), and adopt new Bylaws; and

6.                            To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 15, 2017 will be entitled to notice of and to vote at the meeting.

Your vote is important.  Whether or not you plan to attend the annual meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope.  Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the meeting.  If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet.  Our Proxy Statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian.

By Order of the Board of Trustees,

Malvern, Pennsylvania April [ ], 2017	Jeffrey P. Foster, Secretary

5 Old Lancaster Road
Malvern, Pennsylvania 19355

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING
OF SHAREHOLDERS

The Board of Trustees of CubeSmart is soliciting proxies to be voted at the annual meeting of shareholders to be held on May 31, 2017, at 8:00 a.m., Eastern Time, and at any adjournment or postponement of the meeting. This proxy statement, the form of proxy and our 2016 Annual Report on Form 10-K are first being furnished to shareholders and made available electronically on our website at www.cubesmart.com under “Investor Relations” beginning on or about April [  ], 2017.

At the meeting, we will ask the holders of record of our common shares of beneficial interest as of the close of business on March 15, 2017 to consider and vote on the proposals listed below:

(1)                       To elect as Trustees, the eight individuals named in the accompanying proxy statement to serve until our 2018 annual shareholders meeting and until their successors are duly elected and qualified;

(2)                       To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

(3)                       To cast an advisory vote to approve our executive compensation;

(4)                       To cast an advisory vote on the frequency of holding an advisory vote on our executive compensation;

(5)                       To consider and vote on a proposal to amend the Declaration of Trust to provide shareholders with the ability to alter, amend or repeal the Bylaws and adopt new Bylaws; and

(6)                       To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Trustees knows of no other business that will be presented for consideration at the meeting. If any other matter should be properly presented at the meeting or any adjournment or postponement of the meeting for action by the shareholders, the persons named in the proxy form will vote the proxy in accordance with their best judgment on such matter.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders Meeting to Be Held on May 31, 2017

This proxy statement, the form of proxy and our 2016 Annual Report to Shareholders are available at http://investors.cubesmart.com/Docs

1

ABOUT THE MEETING

Introduction; Proposals for Shareholder Consideration.

We have provided to our shareholders a Notice of Internet Availability of Proxy Materials, which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, at no charge, you should follow the instructions for requesting such materials in the Notice.

This proxy statement and the form of proxy, which are first being furnished to shareholders on or about April [  ], 2017, contain information related to the solicitation of proxies for use at our 2017 annual meeting of shareholders, to be held on May 31, 2017, at 8:00 a.m., Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, for the following proposals:

•                                          to elect as Trustees, eight individuals to serve until our 2018 annual shareholders meeting and until their successors are duly elected and qualified;

•                                          to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

•                                          to cast an advisory vote to approve our executive compensation;

•                                          to cast an advisory vote on the frequency of holding an advisory vote on our executive compensation;

•                                       to consider and vote on a proposal to amend the Declaration of Trust to provide shareholders with the ability to alter, amend or repeal the Bylaws and adopt new Bylaws;

•                                          to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

This solicitation is made by CubeSmart on behalf of our Board of Trustees. “We,” “our,” “us” and the “Company” refer to CubeSmart, a Maryland real estate investment trust.

What are the Board’s recommendations?

Our Board recommends that you vote:

•                                          FOR the election as Trustees of the individuals nominated and named in this proxy statement to serve as Trustees;

•                                          FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

•                                          FOR the approval, on an advisory basis, of our executive compensation;

•                                          FOR the approval, on an advisory basis, of frequency of the advisory vote on executive compensation once every year; and

•                                          FOR the proposal to amend the Declaration of Trust to provide shareholders with the ability to alter, amend or repeal the Bylaws and adopt new Bylaws.

Who is entitled to vote at the annual meeting?

Only holders of record of our common shares at the close of business on March 15, 2017, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Our common shares are the only class of securities entitled to vote at the meeting.  As of the record date, there were 180,381,020 common shares outstanding.

Who can attend the annual meeting?

All holders of our common shares at the close of business on March 15, 2017, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 15, 2017, or a legal proxy from your broker.

What will constitute a quorum at the annual meeting?

A quorum is required to hold a valid meeting of our shareholders. The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on March 15, 2017 will constitute a quorum, permitting the shareholders to conduct business at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum, but will not be voted with respect to that matter.

How do I vote my shares that are held by my bank or broker?

If your shares are held by a bank or broker, you should follow the voting instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your bank or broker, your shares are referred to as “uninstructed shares.” Whether your bank or broker has the discretion to vote these shares on your behalf depends on the ballot item. Under the rules of the New York Stock Exchange (the “NYSE”), your bank or broker does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1, 3, 4 and 5, and as such, may not vote uninstructed shares on such proposals. However, your bank or broker has discretion to vote your shares on routine matters, such as Proposal 2.

What vote is required to approve each proposal?

Voting Rights Generally. Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Shareholders have no cumulative voting rights. Although the advisory vote on Proposal 4 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of shareowner engagement, will take the result into account in making a determination concerning executive compensation.

Proposal 1: Election of Trustees. Trustees are elected by a plurality of the votes cast at the annual meeting. Shareholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. “Votes cast” exclude abstentions and any votes withheld by banks or brokers in the absence of instructions from street-name holders (“broker non-votes”).  Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.

Proposal 2: Ratification of KPMG LLP as Our Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017 requires the affirmative vote of a majority of all votes cast on this proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Accordingly, abstentions will have no effect on the outcome of the vote on this proposal.

Proposal 3: Advisory Vote on Executive Compensation. Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.

Proposal 4:  Advisory Vote on Frequency of Holding Advisory Vote on Executive Compensation.  The shareholders’ recommendation regarding the frequency of holding an advisory vote on our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal.  In the event that no option receives a majority of the votes cast, we will consider the frequency of the advisory vote on our executive compensation receiving the greatest number of votes (every one, two or three years) to be the frequency recommended by shareholders.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 5: Approval of Amendment to Declaration of Trust to Provide Shareholders with the Ability to Vote on Amendments to the Bylaws. The affirmative vote of a majority of our common shares outstanding and entitled to vote is required for the approval of the amendment to the Declaration of Trust to provide shareholders with the ability to alter, amend or repeal the Bylaws and adopt new Bylaws. For the purposes of this vote, abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

How do I vote if I am the record holder of my shares?

If you are a shareholder of record, there are several ways for you to vote your common shares at the annual meeting:

Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. ET on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

Voting by Mail. If you choose to vote by mail, simply complete the accompanying proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by Telephone. You may vote your shares by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Telephone voting is available 24 hours a day until 11:59 p.m. ET on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the annual meeting in person, we recommend that you submit the accompanying proxy card or voting instructions, or vote by telephone or via the Internet, by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting.

May I change my vote after I return my proxy?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Secretary a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

How are proxy votes counted?

If you vote your common shares by completing the accompanying proxy card, or by voting on the Internet or by phone, and you do not revoke such proxy, your shares will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board of Trustees named in this proxy statement, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, “FOR” the approval on an advisory basis of our executive compensation, “FOR” the approval, on an advisory basis, of frequency of the advisory vote on executive compensation once every year, “FOR” the proposal to amend the Declaration of Trust to provide shareholders with the ability to alter, amend or repeal the Bylaws and adopt new Bylaws, and as recommended by our Board of Trustees with regard to any other matters which may properly come before the annual meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote in accordance with their best judgment on such matter.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you should vote each of your accounts by Internet, phone or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. We hired Georgeson Inc. to serve as our proxy solicitors at a cost of $7,500.  In addition to soliciting proxies by mail, our officers, Trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. We anticipate that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results for Proposals 1 through 5 will be published in a Current Report on Form 8-K and filed with the Securities and Exchange Commission, or SEC, within four business days following the annual meeting.

How can I obtain our Annual Report on Form 10-K?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is available electronically on our website at http://investors.cubesmart.com/Docs. Our 2016 Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

If you wish to have printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as a copy of any exhibit specifically requested, or printed copies of this proxy statement, we will mail these documents to you without charge. Requests should be sent to: Secretary of the Company, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Our 2016 Annual Report on Form 10-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov.

Who should I contact if I have any questions?

If you have any questions about the annual meeting, these proxy materials or your ownership of our common shares, please contact our Secretary by telephone at (610) 535-5000 or by fax at (610) 535-5729.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees is currently comprised of eight Trustees.  The term of each Trustee expires at the annual meeting.  Our Board, upon the recommendation of its Corporate Governance and Nominating Committee, has nominated all eight of the current Trustees for re-election: William M. Diefenderfer III, Piero Bussani, John W. Fain, Marianne M. Keler, Christopher P. Marr, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg.

The Board of Trustees recommends that shareholders vote in favor of the election of each of the eight nominees to serve as Trustees until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified. Based on its review of the relationships between the Trustee nominees and us, the Board of Trustees affirmatively determined that seven of the eight nominees (William M. Diefenderfer III, Piero Bussani, John W. Fain, Marianne M. Keler, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg) are “independent” Trustees under the rules of the NYSE.  See “Corporate Governance — Independence of Trustees.”

The Board of Trustees knows of no reason why any nominee would be unable or unwilling to serve as a Trustee. If any nominee is unable or unwilling to serve, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders will vote for the substitute nominee recommended by the Board of Trustees, or the Board of Trustees may decrease the size of our Board of Trustees, as permitted by the Bylaws. Each nominee has consented to be named in this proxy statement and has agreed to serve if elected.

When considering whether nominees for Trustee have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Trustees to fulfill its oversight responsibilities effectively in light of our business and structure, the Corporate Governance and Nominating Committee and the Board of Trustees focused primarily on the information summarized in each of the Trustees’ individual biographies set forth below.

Nominees for Election

Snapshot of Board Composition

The table below presents a snapshot of the expected composition of the board of trustees.

Total number of trustees	8
Percentage of independent trustees	87.5%
Average age of independent trustees	59
Average tenure of trustees (years)	6.6
Independent trustee chairman	Yes
Percentage of trustees with CEO experience	37.5%
Percentage of trustees with CFO experience	50%
Percentage of audit committee members designated as “audit committee financial experts”	75%

Snapshot of Corporate Governance Practices

The table below presents a snapshot of other corporate governance policies.

Annual election of trustees	Yes
Regular executive sessions of independent trustees	Yes
Annual board and committee self-evaluations	Yes
Code of Business Conduct and Ethics for employees and trustees	Yes
Share ownership guidelines for executive officers	Yes
Share ownership guidelines for trustees	Yes
Anti-hedging and anti-pledging policies	Yes

Trustee Nominees for Election to Term Expiring 2018

The following tables and biographical descriptions set forth certain information with respect to each Nominee for election as a trustees at the annual meeting.

Trustee Nominees	Age	Principal Occupation	Trustee Since
William M. Diefenderfer III	71	Partner, Diefenderfer, Hoover, Boyle & Wood	2007
Piero Bussani	52	Chief Legal Officer of Digital Bridge Holdings, LLC	2010
John W. Fain	63	Retired Senior Officer at Overnite Transportation Company	2012
Marianne M. Keler	62	Former General Counsel at Sallie Mae	2007
Christopher P. Marr	52	President and Chief Executive Officer	2014
John F. Remondi	55	Chief Executive Officer and Director of Navient	2009
Jeffrey F. Rogatz	55	Managing Director with Robert W. Baird & Co	2011
Deborah Ratner Salzberg	63	President of Forest City Washington, Inc.	2013

We have summarized below the backgrounds and principal occupations of each of our nominees for Trustee and the period during which he or she has served as a Trustee.

William M. Diefenderfer III, 71, has served as our Chairman of the Board of Trustees since February 2007 and as a Trustee since our initial public offering in October 2004. Mr. Diefenderfer has been a partner in the law firm of Diefenderfer, Hoover, Boyle & Wood since 1991. He served as Chief Executive Officer and President of Enumerate Solutions Inc., a privately-owned technology company that he co-founded, from 2000 to 2002. From 1992 to 1996, Mr. Diefenderfer served as Treasurer and Chief Financial Officer of Icarus Aircraft, Inc., a privately-owned aviation technology company. Mr. Diefenderfer served a two-year term on the Public Company Accounting Oversight Board’s Standing Advisory Group from 2004 through 2005. In October 2006, he accepted appointment to the Commission on the Future of American Veterans, the purpose of which is to formulate a clear plan to guide the U.S. Department of Veteran’s Affairs for the next twenty years. Mr. Diefenderfer serves as Vice-Chairman of the Board of Directors of Enumerate Solutions Inc., as well as chairman of its Audit Committee. He currently serves as the Chairman of the Board of Navient, a publicly-traded company offering a variety of loan management, servicing and asset recovery services to clients in higher education, and federal, state, and local governments.

Relevant Areas of Experience: Mr. Diefenderfer has experience serving on boards of directors and has a background in accounting, including serving a term on the Public Company Accounting Oversight Board’s Standing Advisory Group.

Piero Bussani, 52, has served as a trustee since February 2010. Mr. Bussani was appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee.  Since November 2015, Mr. Bussani has been the Managing Director and Chief Legal Officer of Digital Bridge Holdings, LLC, a global communications infrastructure platform.  He previously served as Chief Legal Officer and Executive Vice President for Invitation Homes, a company owned by the Blackstone Group that owns and leases single family houses in the United States.  From 2004 to 2013, Mr. Bussani was the General Counsel and Executive Vice President of a Blackstone Group affiliate, LXR Luxury Resorts & Hotels. From 1996 through 2004, Mr. Bussani served as General Counsel and Executive Vice President of Development for Extended Stay Hotels. Mr. Bussani started his career as an associate in the litigation and real estate groups of the law firm Arent Fox Kintner Plotkin & Kahn in Washington, D.C. where he worked from August 1991 through July 1995.

Relevant Areas of Experience: Mr. Bussani has significant experience as a general counsel in the hospitality and real estate industries, including combined business and legal experience with regard to customer retention, occupancy, and risk mitigation.

John W. Fain, 63, has served as a Trustee since May 2012.  Mr. Fain retired from Overnite Transportation Company in 2012 — now a part of UPS Freight, a subsidiary of UPS — and served in several executive roles including Senior Vice President — Sales and Marketing (1998 to 2012), Senior Vice President — Operations (1995 to 1998), and General Counsel (1982 to 1992). Mr. Fain was an associate, practicing real estate law, at McGuire Woods from 1978 until 1982. Mr. Fain is a member of the board of directors of the Virginia Trucking Association, the Greater Richmond YMCA (on which he has served as chairman emeritus since 2002), the Virginia Commonwealth University Foundation and Ramp Access Made Possible by Students (RAMPS). Mr. Fain also served as a director and a member of the audit committee of the Virginia Business Bank from 2006 to 2011.

Relevant Areas of Experience: Mr. Fain has knowledge and experience in the transportation and logistics arena. In addition, Mr. Fain has also gained knowledge of our industry through his real estate law practice and his involvement in the operation and management of a large, logistics organization with multiple facilities nationwide.

Marianne M. Keler, 62, has served as a trustee since March 2007.  From 1985 to February 2006, Ms. Keler served in various positions with SLM Corporation (Sallie Mae, Nasdaq: SLM) and has been a member of the Sallie Mae board of directors since April 2014. She served as Sallie Mae’s General Counsel from 1997 to 2004 and was Executive Vice President for Corporate Strategy, Consumer Lending and Administration from 2005 to 2006.  Ms. Keler was an attorney at the U.S. Securities and Exchange Commission from 1981 to 1984.  She is a partner of Keler & Kershow, a private law firm. Ms. Keler chairs the board of Building Hope, a charter school lender and is Deputy Chair of IAU College in Aix-en-Provence, a study abroad institute.

Relevant Areas of Experience: Ms. Keler has extensive finance, merger and acquisition, management, governance and risk management experience, including over 20 years of service as a senior corporate officer at a Fortune 100 financial services company.

Christopher P. Marr, 52, has been our President and Chief Executive Officer since January 2014 and also has served as a member of our Board of Trustees since that time.  Previously, Mr. Marr served as our President, Chief Operating Officer, and Chief Investment Officer having assumed the President and Chief Investment Officer roles in 2008 and, additionally, the Chief Operating Officer role in May 2012. Mr. Marr joined CubeSmart in 2006, serving as Chief Financial Officer and Treasurer until November 2008. Prior to joining CubeSmart, Mr. Marr was Senior Vice President and Chief Financial Officer of Brandywine Realty Trust, a publicly-traded office REIT, from 2002 to 2006. Prior to joining Brandywine Realty Trust, Mr. Marr served as Chief Financial Officer of Storage USA, Inc., a publicly-traded self-storage REIT, from 1998 to 2002. Mr. Marr currently serves on the board of STAG Industrial, Inc., a publicly-traded industrial REIT, and also as a member of the National Association of Real Estate Investment Trusts’ Board of Governors, and the 2017 committee chair of the NAREIT Audit and Investment Committee.

Relevant Areas of Experience: Mr. Marr has experience with boards of directors and real estate investment trusts and, in particular, knowledge and experience in the self-storage industry. Mr. Marr has gained extensive knowledge of our business through his service to our Company since 2006 and his position with Storage USA, Inc.

John F. Remondi, 55, has served as a Trustee since November 2009. Mr. Remondi is President, Chief Executive Officer and a member of the board of directors of Navient, the nation’s leading loan servicing, management and asset recovery company.   In May 2014, Navient was spun-off from Sallie Mae, formally known as SLM Corporation. Mr. Remondi was Sallie Mae’s President & Chief Executive Officer from May 2013 to April 2014; its President and Chief Operating Officer from January 2011 to May 2013 and its Vice Chairman and Chief Financial Officer from January 2008 to January 2011.  Prior to rejoining SLM in 2008, Mr. Remondi served as Portfolio Manager to PAR Capital Management Corp. in Boston, Massachusetts, from 2005 to 2008. From 1999 to 2005, Mr. Remondi served in several financial positions with SLM, including Executive Vice President, Corporate Finance. In addition to his experience at SLM Corporation, Mr. Remondi served in corporate finance positions with New England Education Loan Marketing Corporation and BayBank Boston. Mr. Remondi is the Chairman of the Board of Directors of RIF — Reading is Fundamental as well as a member of the board of directors for Nellie Mae Education Foundation.

Relevant Areas of Experience: Mr. Remondi has considerable financial management experience, including service as chief financial officer at a Fortune 100 financial services company.

Jeffrey F. Rogatz, 55, has served as a Trustee since January 2011. Mr. Rogatz is Managing Director with Robert W. Baird & Co., an investment banking firm. Previously, Mr. Rogatz was the co-founder of Palladian Realty Capital which provides consulting and advisory services to public and private real estate companies. In addition to Palladian Realty Capital, Mr. Rogatz was the founder and President of Triangle Real Estate Advisors LLC, a real estate asset management company, which is the manager of Triangle Real Estate Securities Fund LLC. Mr. Rogatz is also founder and President of Ridgeway Capital LLC, a real estate investment and advisory firm that invests in office, industrial and retail leased assets in the Mid-Atlantic area. Prior to founding Ridgeway Capital in 2001, Mr. Rogatz was chief financial officer of Brandywine Realty Trust, a NYSE-listed real estate investment trust. Prior to joining Brandywine in 1999, Mr. Rogatz was a managing director and head of the REIT practice for Legg Mason Wood Walker, Incorporated. Mr. Rogatz was a member of the Board of Directors of CapLease, Inc., a publicly-traded diversified real estate investment trust, until its sale in 2013. Currently Mr. Rogatz is a member of the William and Mary Business School Foundation Board.

Relevant Areas of Experience: Mr. Rogatz has experience serving on boards of directors and has knowledge and experience working with real estate investment trusts. Mr. Rogatz has also gained knowledge of our industry as a result his involvement in real estate ownership, strategy, operation and investment through his roles with Palladian Realty Capital and Triangle Real Estate Advisors, LLC.

Deborah Ratner Salzberg, 63, has served as a Trustee since May 2013.  Ms. Salzberg is the President of Forest City Washington, Inc., a Cleveland, Ohio based real estate firm specializing in the development, construction, ownership and management of mixed-use, commercial and residential developments and has served in various capacities with Forest City since 1985.  Prior to joining Forest City, Ms. Salzberg was a trial attorney in the Civil Division of the U.S. Department of Justice.  Ms. Salzberg is a member of the Board of Directors of Forest City Realty Trust, Inc. and the Boards of Trustees for Kenyon College, the District of Columbia Building Industry Association, and the Urban Land Institute. She is also a Board Member of the Gallaudet University Foundation and is Board Chair of the Meyer Foundation.

Relevant Areas of Experience:  Ms. Salzberg has experience serving on boards of directors and has knowledge and experience in the planning, development, construction and management of new construction, adaptive re-use and redeveloped real estate projects through her roles and responsibilities with Forest City Washington, Inc.

OUR BOARD OF TRUSTEES UNANIMOUSLY
RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Documents

Our Board of Trustees maintains corporate governance guidelines and a code of business conduct and ethics. To view the corporate governance guidelines and code of business conduct and ethics, as well as the charters of each of the committees of the Board, please visit our website at www.cubesmart.com. Each of these documents is also available in print, free of charge, to any shareholder who requests them in writing to the Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Independence of Trustees

NYSE listing standards require listed companies to have a majority of independent board members and to have each of the nominating/corporate governance, compensation and audit committees comprised solely of independent Trustees. Under the listing standards and other independence requirements of the NYSE, in order for a Trustee to qualify as “independent,” our Board of Trustees must affirmatively determine that the Trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The NYSE rules currently provide that a Trustee who has any of the following relationships or arrangements will not qualify as independent:

•                                          The Trustee is, or has been within the last three years, an employee of ours, or an immediate family member of the Trustee is, or has been within the last three years, an executive officer of ours.

•                                          The Trustee has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (excluding compensation in the form of Board fees and Board committee fees and pension or other forms of deferred compensation not contingent on continued service).

•                                          (A) The Trustee or an immediate family member is a current partner of a firm that is our internal or external auditor; (B) the Trustee is a current employee of such a firm; (C) the Trustee has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Trustee or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

•                                          The Trustee or an immediate family member of the Trustee is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•                                          The Trustee is a current employee, or an immediate family member of the Trustee is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Our Board of Trustees evaluated the status of each Trustee who served on our Board during 2016.  After broadly considering all facts and circumstances (including Mr. Rogatz’s affiliation with Robert W. Baird & Co.), our Board of Trustees affirmatively determined that each of our Trustees (other than Mr. Marr) meets the independence requirements of the NYSE because each has no known relationship (material or otherwise) with us.  Our Board determined that Mr. Marr is not independent because of his current position with us as an executive officer.

Hedging Policy; Restriction on Pledges

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares.  In addition, in February 2013, we changed our restrictive policy on pledges of company securities to prohibit executives and Trustees from pledging company securities.  Our prohibition applies to pledges effected from and after the date of the change and not to pledges in effect prior to the change.  None of our current Trustees or executives have pledged company securities.

Oversight of Risk Management

Risk is inherent in business and we are exposed to a number of risks and we regularly identify and evaluate these risks and develop enterprise-based plans to manage them effectively. Our Board of Trustees and management consider risk for these purposes to be the possibility that an undesired event could occur that adversely affects the achievement of our objectives. Risks vary in many ways, including the ability of the Company to anticipate and understand the risk, the types of adverse impacts that could occur if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the Company to control the risk and the potential adverse impacts. A discussion of particular risks identified by the Company is included in our most recent Annual Report on Form 10-K filed with the SEC on February 17, 2017.

Our Board of Trustees and the relevant Board Committees that report on their deliberations to the Board have oversight of our risk management policies and procedures. In addition, our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer are directly responsible for our enterprise risk management function and report to our Board of Trustees and the relevant Board Committees in this regard to discuss the risks facing us, highlight any new risks that may have arisen since they last met, and develop programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk. The relevant Board Committees then report their discussions with the President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer regarding our risk management efforts to our Board of Trustees for consideration. Our Board of Trustees and its Committees oversee risks associated with their respective principal areas of focus as summarized below:

Board Committee	Primary Area of Risk Oversight
Audit

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Corporate Governance and Nominating	Risks and exposures associated with leadership and succession planning; and corporate governance.
Compensation

Risks and exposures associated with executive compensation programs and arrangements, including incentive plans. See “Compensation Discussion and Analysis — Additional Compensation Information — Compensation and Risks.”

In fulfilling their risk management responsibilities, our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer have developed management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management and mitigation of critical risks. Our President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer work closely with members of executive and senior management, the heads of each Company department, and financial and accounting staff to maintain these management reporting processes. Not less than quarterly, the President and Chief Executive Officer, Chief Financial Officer and Chief Legal Officer conduct a risk disclosure meeting with all members of senior management and the heads of each Company department to discuss financial (accounting, credit, liquidity, and tax), legal, regulatory, technology, compliance and reputational risks. Our executives also report directly to our Board on at least an annual basis to apprise them directly of our risk management efforts.

Members of our senior management also participate in the implementation of our risk management policy. Not less than annually, senior management and the heads of each Company department conduct a review of all enterprise risk management policies and procedures and recommend revisions to company controls and policies. Finally, we retain outside consultants to review risks facing us and to recommend policies and programs to minimize the impact of any risks identified in connection with such review.

Communications with the Board

Shareholders and other interested parties may communicate with the Board of Trustees or with the non-management Trustees, as a group or individually, by communicating directly with the Chairman of the Board of Trustees. Please send any correspondence in writing to the “Chairman of the Board” c/o Secretary of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, who will then directly forward your correspondence to the Chairman of the Board of Trustees. The Chairman will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Trustees.

POLICIES AND PROCEDURES REGARDING REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Under our Declaration of Trust, we may enter into any contract or transaction with a Trustee, officer, employee or agent, or any person affiliated with any of them, in which such person has a material financial interest, provided that (i) the Board of Trustees is made aware of the interest and a majority of the disinterested Trustees approves or ratifies the contract or transaction; (ii) our shareholders are made aware of the interest and holders of a majority of our outstanding shares entitled to vote (excluding shares owned by the interested party) approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to us.

As set forth in our corporate governance guidelines, our Board of Trustees adopted a policy providing that transactions with a Trustee who has a personal or financial interest (direct or indirect) should be scrutinized carefully to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Without the approval of a majority of the disinterested Trustees, we will not enter into a transaction or arrangement (including utilizing the services of any Trustee to provide legal, accounting, financial, consulting or other similar services) in which a Trustee has a material personal or financial interest (direct or indirect). Whether an interest is a material personal or financial interest in a transaction or arrangement will be determined by the Board of Trustees on a case-by-case basis, but at a minimum a Trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we would be required to disclose such transaction or arrangement in our proxy statement or in our Annual Report on Form 10-K. The interested Trustee will not participate in any Board discussion regarding the matter in which he or she has such an interest. For purposes of this policy, the disinterested Trustees will consider the interests of any entity with which a Trustee is affiliated, any immediate family member of a Trustee, and any entity in which a Trustee’s immediate family member has a material interest.

Pursuant to its charter, our Corporate Governance and Nominating Committee is responsible for reviewing any transactions and arrangements with our Trustees and making a recommendation to the Board of Trustees concerning such transactions and arrangements. The Corporate Governance and Nominating Committee maintains written procedures regarding general related party transactions and office lease agreements between the Company and related parties. Below is a description of the material features of these procedures, including types of transactions that are covered by them and the standards applied in evaluating transactions and arrangements with Trustees and executive officers.

General Related Party Transaction Procedures

The General Related Party Transaction Procedures govern the review of transactions and arrangements in which Trustees or executive officers may have a direct or indirect interest that, while not technically requiring approval of the disinterested Trustees under our declaration of trust or our corporate governance guidelines, may nonetheless be advisable to be reviewed and approved by the Corporate Governance and Nominating Committee to ensure that related party transactions are properly reviewed and, if necessary, approved first by the Corporate Governance and Nominating Committee, and if appropriate, by a majority of disinterested Trustees. The procedures outline: (i) requirements and procedures for Trustees and executive officers to report any potential related party transaction to our compliance officer (currently, our Chief Legal Officer); (ii) the procedures our compliance officer follows in collecting and submitting to the Chairman of the Corporate Governance and Nominating Committee information regarding potential related party transactions; (iii) the Corporate Governance and Nominating Committee’s process for reviewing and evaluating potential related party transactions; and (iv) the process used by the disinterested Trustees in reviewing and evaluating a potential related party transaction once approved by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may consult with legal counsel as it considers all of the information compiled by our compliance officer and evaluates material issues raised and factors relating to the transaction. The Corporate Governance and Nominating Committee determines whether it is appropriate and advisable for us to engage in the transaction on the basis of whether the transaction is fair, reasonable and in our best interests, and if so, whether the proposed transaction requires approval by the disinterested members of the Board of Trustees.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

Board of Trustees Meetings

Our Board of Trustees holds regular and special meetings throughout the year. During 2016, the Board of Trustees held seven (7) meetings, including telephonic meetings. Each Trustee is expected to attend, in person or by telephone, all Board meetings and meetings of committees on which he or she serves. During 2016, each Trustee attended at least 75 percent of the Board of Trustees and committee meetings on which he or she served. Pursuant to our corporate governance guidelines, all of our Trustees are expected to attend our annual meetings of shareholders. All of our Trustees then serving on our Board attended our 2016 annual shareholders meeting.

Non-Executive Chairman of the Board; Executive Sessions

Our Board believes that independent Board leadership is a critical component of our corporate governance. William M. Diefenderfer III serves as our Non-Executive Chairman of the Board of Trustees and Christopher P. Marr serves as our Chief Executive Officer and as a Trustee. We believe that separating the positions of Chairman and Chief Executive Officer is currently appropriate for us given Mr. Diefenderfer’s business, legal, accounting and management experience and his knowledge and experience with our company.  Additionally, separating the positions of Chairman and Chief Executive Officer allows us to achieve independent oversight and evaluation of our senior management and assures effective communication between the Board of Trustees and senior management on corporate strategy, while simultaneously allowing our Chief Executive Officer to focus on growing our business and implementing our strategic business plans. As Non-Executive Chairman of the Board, Mr. Diefenderfer is charged primarily with:

•                                          presiding over meetings of our Board of Trustees and shareholders, including executive sessions of the non-management Trustees;

•                                          establishing an agenda and setting the timing and length for each Board meeting in collaboration with our Chief Executive Officer and other Trustees and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items;

•                                          facilitating and coordinating communication among the non-management Trustees and our Chief Executive Officer and an open flow of information between management and our Board;

•                                          facilitating and coordinating communication among our shareholders and our Board;

•                                          periodically meeting with each non-management Trustee;

•                                          providing assistance to and consulting with our Chief Executive Officer, as necessary;

•                                          coordinating the periodic review of management’s strategic plan; and

•                                          performing such other duties and services as our Board may require.

Pursuant to our corporate governance guidelines and the independence requirements of the NYSE, in order to promote open discussion among independent Trustees, our Board of Trustees devotes a portion of each regularly scheduled Board meeting to sessions of non-management Trustees without management participation. The Chairman of the Board presides over these sessions.

Board Committees

The Board of Trustees has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of these committees are “independent” of us as that term is defined in the listing standards and other independence requirements of the NYSE. Our Board of Trustees has adopted a written charter for each of its standing committees. The full text of each charter is available on our website, www.cubesmart.com, under “Investor Relations.” In addition, each charter is also available in print, free of charge, to any shareholder who requests a copy in writing to the Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

The table below provides current membership information for each of the Board committees and the number of meetings held by each committee during 2016:

Name	Audit	Compensation	Corporate Governance and Nominating
P. Bussani		X	X
J.W. Fain	X	Chair
M. M. Keler		X	Chair
J.F. Remondi	X	X
J. F. Rogatz	Chair		X
D.R. Salzberg	X		X
Number of Meetings in 2016	4	6	3

Audit Committee

The principal purposes of the Audit Committee are to assist the Board of Trustees in the oversight of:

•                                          the integrity of our financial statements;

•                                          our compliance with legal and regulatory requirements;

•                                          the qualification and independence of our independent registered public accounting firm; and

•                                          the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and is also responsible for reviewing with our independent registered public accounting firm any audit problems or difficulties they encounter in the course of their audit. The Audit Committee is also charged with the tasks of reviewing our financial statements, any financial reporting issues and the adequacy of internal controls with management and our independent registered public accounting firm.

Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, or Exchange Act, and applicable rules and regulations of the SEC, all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board of Trustees determined that Messrs. Fain, Remondi and Rogatz are each an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•                                          review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with our other independent Trustees, the appropriate level and structure of the Chief Executive Officer’s compensation;

•                                          determine and approve, either as a committee or together with our other independent Trustees, the compensation of the other executive officers;

•                                          review and recommend succession plans for our key officers;

•                                          make recommendations to the Board of Trustees regarding compensation of Trustees; and

•                                          recommend, implement and administer our incentive and equity-based compensation plans.

Our Compensation Committee’s primary responsibility is to determine and implement our compensation policies and practices. In connection with its review and approval of compensation levels and structure, the Committee has authority to approve grants of equity-based awards to our executive officers, including our Chief Executive Officer, and our employees. With respect to compensation of our executives other than our Chief Executive Officer, the Committee considers recommendations made by our Chief Executive Officer with respect to compensation of executive officers who report directly to him. In addition, the Board of Trustees has delegated to our Chief Executive Officer the authority to make one-time grants of equity-based awards to non-executive, newly hired or promoted employees in an amount not to exceed the equivalent of $100,000. Our Chief Executive Officer must regularly report to the Compensation Committee information concerning the grants that are made pursuant to this authority. The Board of Trustees has not delegated authority with respect to executive or Trustee compensation to any other group or person.

In carrying out its duties, the Compensation Committee has sole authority, pursuant to its charter, to retain advisors, including compensation consultants and legal counsel, to advise the Compensation Committee on executive compensation matters. The Compensation Committee also has authority to delegate to one or more subcommittees as it deems necessary and appropriate. In addition, the Compensation Committee has the authority to approve any such advisor’s or consultant’s fees and other terms of engagement. Since May 2011, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, to review our compensation and benefits program, analyze competitive market compensation practices and make recommendations relating to our executive compensation programs.   Our Compensation Committee assessed the independence of FW Cook under NYSE rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.  Factors considered by the Committee include: (i) whether other services are provided to us by FW Cook or its representatives; (ii) the amount of fees received by FW Cook from us as a percentage of its total revenue; (iii) policies of FW Cook designed to prevent conflicts of interest; (iv) the absence of any business or personal relationship of representatives of FW Cook or its representatives with a member of the Committee; (v) whether FW Cook or its representatives own any of our securities; and (vi) whether FW Cook or its representatives have any business or personal relationship with any of our executive officers.

With respect to compensation of Trustees, our Compensation Committee has the authority to make recommendations to the Board of Trustees regarding compensation levels and structure. The Board of Trustees, however, has the ultimate authority to approve Trustee compensation levels and grants of equity-based awards to our Trustees.

The Compensation Committee currently consists of Messrs. Fain (Chair), Bussani, Remondi, and Ms. Keler. Each member of our Compensation Committee is independent within the meaning of the listing standards and other independence requirements of the NYSE.

Compensation Committee Interlocks and Insider Participation

Mr. Bussani, Mr. Fain, Mr. Remondi, and Ms. Keler served on the Compensation Committee during 2016. None of the members of the Compensation Committee during 2016 or as of the date of this proxy statement is or has been an officer or employee of ours and no executive officer of ours served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Trustees.

Corporate Governance and Nominating Committee

The principal purposes of the Corporate Governance and Nominating Committee are to:

•                                          identify individuals that are qualified to serve as Trustees;

•                                          recommend such individuals to the Board of Trustees, either to fill vacancies that occur on the Board of Trustees from time to time or in connection with the selection of Trustee nominees for each annual meeting of shareholders;

•                                          periodically assess the size of the Board of Trustees to ensure it can effectively carry out its obligations;

•                                          develop, recommend, implement and monitor our corporate governance guidelines and our code of business conduct and ethics;

•                                          review any related party transactions and procedures for evaluating and approving such transactions;

•                                          oversee the evaluation of the Board of Trustees and management; and

•                                          ensure that we are in compliance with all NYSE corporate governance listing requirements.

The Board of Trustees has adopted a policy to be used for considering potential Trustee candidates to continue to ensure that our Board of Trustees consists of a diverse group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a Trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Trustees. However, at a minimum, candidates for Trustee must possess:

•                                          the highest professional and personal ethics and values;

•                                          a commitment to enhancing shareholder value;

•                                          broad experience at the policy-making level in business, government, education, technology or public interest;

•                                          an ability to provide insights and practical wisdom based on experience and expertise;

•                                          a willingness and ability to devote adequate time and resources to diligently perform Board duties;

•                                          a reputation, both personal and professional, consistent with our image and reputation; and

•                                          an ability to exercise sound judgment and make independent analytical inquiries.

In addition to the minimum qualifications listed above, the Corporate Governance and Nominating Committee believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

•                                          whether the person possesses specific expertise and familiarity with general issues affecting our business;

•                                          whether the person’s nomination and election would enable the Board of Trustees to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•                                          whether the person would qualify as an “independent” Trustee under the listing standards and other independence requirements of the NYSE and our corporate governance guidelines;

•                                          the importance of continuity of the existing composition of the Board of Trustees; and

•                                          the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee will seek to identify Trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board of Trustees and (c) our shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified Trustee candidates. From time to time, the Corporate Governance and Nominating Committee retains the services of the National Association of Corporate Directors, or NACD, professional search firms and other advisors to identify potentially qualified candidates for the Board of Trustees.

As part of the identification process, the Corporate Governance and Nominating Committee determines the optimal size of the Board, assessing the future needs based on anticipated Trustee vacancies, the value of specific industry expertise, and the willingness of existing Trustees to continue to serve as Trustees if re-nominated. Once a Trustee candidate has been identified, the Corporate Governance and Nominating Committee will evaluate the candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing Trustees who are being considered for re-nomination are re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending Trustee candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by shareholders in the same manner as all other Trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in the Bylaws. For more information see the section entitled “Other Matters — Shareholder Proposals and Nominations for the 2018 Annual Meeting” below.

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee recommends to the Board of Trustees the nomination of a number of candidates equal to the number of Trustees expected to be elected at the next annual meeting of shareholders. The Board of Trustees selects the Trustee nominees for shareholders to consider and vote upon at the annual meeting.

The Corporate Governance and Nominating Committee currently consists of Ms. Keler (Chair), Mr. Bussani, Mr. Rogatz and Ms. Salzberg.  Each member of the Corporate Governance and Nominating Committee is independent under the listing standards and other independence requirements of the NYSE.

TRUSTEE COMPENSATION

Trustee Compensation Table for 2016

The table below shows the actual amounts earned by our Trustees for their service during 2016. As an employee of the Company, Mr. Marr did not receive compensation for his service as a Trustee. Compensation paid to Mr. Marr can be found in the table captioned “Summary Compensation Table for 2016.”

Name (1)	Fees Earned or Paid in Cash (2)	Share Awards (3)	All Other Compensation (4)	Total
W. M. Diefenderfer III	$100,000	$80,934	$18,936	$199,870
M. M. Keler	$75,000	$80,934	$2,320	$158,254
J.F. Remondi	$70,000	$80,934	$2,320	$153,254
P. Bussani	$67,500	$80,934	$2,320	$150,754
J. Rogatz	$87,500	$80,934	$3,563	$171,997
J.W. Fain	$90,000	$80,934	$2,320	$173,254
D. R. Salzberg	$67,500	$80,934	$2,320	$150,754

(1)                   Each person listed served as our Trustee for all of 2016.

(2)                   Includes fees paid in connection with: (a) the annual retainer for service on the Board; (b) the annual retainer for service on the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, as applicable; (c) the annual retainer for the Chairman of the Board of Trustees and the Chairman of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, as applicable.

(3)                   On June 1, 2016, each Trustee was granted 2,562 restricted shares, which restricted shares vest on the earlier of one year from the grant date or the Company’s annual meeting of shareholders in 2017. The amounts listed in this column reflect the grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 15, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 17, 2017. As of December 31, 2016, each of the then non-employee Trustees named above had 2,562 unvested restricted shares outstanding.

(4)                   All other compensation includes dividends paid on unvested restricted shares, deferred shares under the 2006 CubeSmart Trustees Deferred Compensation Plan and dividend equivalents paid on phantom shares issued under the 2008 Amended CubeSmart Trustees Deferred Compensation Plan. See “Trustees Deferred Compensation Plan” below.

The Compensation Committee of our Board of Trustees has responsibility to periodically review compensation policies and practices applicable to members of our Board of Trustees.  Pursuant to its charter, the Compensation Committee has the sole authority to retain independent compensation consultants, advisors and legal counsel to advise the Compensation Committee on compensation policies and practices applicable to members of our Board of Trustees.  Since May 2011, the Compensation Committee has retained FW Cook an independent compensation consultant, to review and analyze compensation practices of comparative boards of directors or trustees, and make recommendations relating to our trustee compensation programs.   The Compensation Committee reviews our Trustee compensation programs with the compensation consultant on an annual basis.

Cash Compensation

For 2016, cash compensation to our independent Trustees consisted of the following payments: (i) annual retainer for service on the Board of $50,000; (ii) annual retainer of $50,000 for the Chairman of the Board of Trustees; (iii) annual retainer of $20,000 for service as the chairman of the Audit Committee; (iv) annual retainer of $20,000 for service as chairman of the Compensation Committee; (v) annual retainer of $7,500 for service as chairman of the Corporate Governance and Nominating Committee; (vi) an additional annual retainer of $10,000 for service as a member of each of the Audit Committee or Compensation Committee; and (vii) an additional annual retainer of $7,500 for service as a member of the Corporate Governance and Nominating Committee. Non-employee Trustees may receive additional fees for service on strategic initiatives or other special committees that the Board of Trustees may from time to time establish.  In February 2016 after review of an analysis of Trustee compensation prepared by the Compensation Committee’s independent consultant, FW Cook, the Compensation Committee recommended and our Board of Trustees approved, an increase in the annual retainer for service on the Board from $40,000 to $50,000 effective with the 2016 annual meeting of shareholders.

Equity Awards

In addition to the cash compensation paid to independent Trustees for their Board service, on June 1, 2016 we granted to each independent Trustee a time-based restricted share grant with a target value of $80,000.  The price for each restricted share granted pursuant to the Trustee grant was determined based on the average of the trailing 30-day closing price for our common shares preceding the date of grant.  The number of shares granted to each Trustee was determined by dividing $80,000 by the share grant price.  Each Trustee received 2,562 restricted shares with an aggregate value for each Trustee of $80,934, based on the closing share price as of the grant date.  The restricted shares granted to our Trustees vested on the earlier of the first anniversary of the grant date or the Company’s annual meeting of shareholders in 2017.

Trustees Deferred Compensation Plan

In December 2006, our Board of Trustees approved the CubeSmart Trustees Deferred Compensation Plan (“Deferred Trustees Plan”), which was amended in December 2008 in order to bring such plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code. New deferrals under the former deferred compensation plan were suspended upon adoption of the Deferred Trustees Plan. At December 31, 2016, an aggregate of 5,853 deferred shares were outstanding under the former plan.

Pursuant to the Deferred Trustees Plan, the Board of Trustees designated non-employee Trustees as eligible participants. Participants may elect each plan year to defer all or a portion of their cash compensation and have such amounts credited to accounts until distributed in accordance with the plan and the participants’ distribution elections. Each distribution account is credited with the returns of the investment options selected by plan participants, which include investment options that are available in our 401(k) plan, or such other investment funds as the Board of Trustees may designate from time to time. At December 31, 2016, an aggregate of approximately 12,782 phantom shares were allocated to the accounts of plan participants, including phantom shares resulting from reinvestment of dividend equivalents.

EXECUTIVE OFFICERS

Current Executive Officers

Set forth below is background information on each of our executive officers as of April [  ], 2017, other than Mr. Marr, whose background is described above under “Election of Trustees — Nominees for Election.”

Timothy M. Martin, 46, has served as our Chief Financial Officer and Treasurer since November 2008. Mr. Martin served as our Senior Vice President and Chief Accounting Officer from December 2006 to November 2008. He previously was employed by Brandywine Realty Trust from 1997 to December 2006, serving as Vice President, Finance and Treasurer from January 2006 to December 2006, as Brandywine’s Principal Financial Officer from May 2006 to December 2006, as Vice President and Chief Accounting Officer from March 2004 to December 2005, and as Director, Financial Analysis from 2001 to March 2004. Prior to joining Brandywine, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP’s Philadelphia office, specializing in real estate.

Jeffrey P. Foster, 47, has served as our Senior Vice President, Chief Legal Officer and Secretary since February 2009. From April 2003 to February 2009, Mr. Foster served as Senior Vice President of Real Estate Transactions and Associate General Counsel of Gramercy Property Trust. Prior to joining Gramercy Property Trust, Mr. Foster was an associate with Morgan, Lewis & Bockius LLP from 1999 to 2003.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectfully submitted,

The Compensation Committee of the Board of Trustees

John W. Fain, Chairman
Piero Bussani
John F. Remondi
Marianne M. Keler

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determines the compensation for our executive officers, sets corporate goals and objectives with respect to executive compensation, evaluates performance against those goals and objectives, and determines the appropriate level and structure of executive compensation based on its evaluation. In carrying out these duties during 2016, the Compensation Committee considered, among other things, analyses prepared by independent compensation consultant FW Cook, which the Compensation Committee initially engaged in May 2011 as an independent compensation consultant to advise regarding our executive compensation programs. Our philosophy with respect to, and our objectives in setting, executive compensation are discussed below. As a part of this discussion, we also outline the elements of compensation awarded to, earned by, or paid to the named executive officers.

Compensation Philosophy and Objectives

We desire to build and maintain a superior executive management team to forge our business strategy and lead us to profitable growth. We believe success in accomplishing these goals will, in part, depend on the effectiveness of our executive compensation programs, which are designed to compensate and reward executive officers for the achievement of corporate goals and desired business results and for their individual contributions in the execution of our business strategy. Excellence in corporate and individual performance is our primary objective, and tying a significant portion of overall executive compensation to the achievement of our corporate goals is our philosophy. The Compensation Committee believes that the most effective executive compensation programs are designed to reward the achievement of specific annual, long-term and strategic goals that align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.

In setting executive compensation, we endeavor to:

•                                          provide compensation that is sufficient to attract and retain the very best possible executive talent;

•                                          provide a significant portion of total compensation linked to achieving performance goals that we believe will create shareholder value in the short and long-term to ensure that executive officers maintain an ongoing personal stake in our company; and

•                                          encourage executive officers to achieve superior individual performance.

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO

Pay for Performance. We provide alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of multiple operational and strategic goals through our short-term incentive program, as well as rigorous absolute and relative shareholder return goals through performance-based long-term incentive grant.

Balanced Compensation. We balance overall compensation by linking some portions of pay to annual performance goals and some portions (particularly long-term incentive compensation) to multi-year performance goals.

Forward-Looking Long-Term Incentive Compensation Structure. Two-thirds of our long-term incentive compensation structure is based on forward-looking performance over a multi-year performance period.

Double-Trigger Severance Payments. Under our executives’ employment agreements, a “change in control” by itself is not sufficient to trigger severance payments — it must also be accompanied by a qualifying termination.

Share Ownership Guidelines. We have share ownership guidelines for our officers and trustees.

Independent Compensation Consultant. The compensation committee retained FW Cook, a nationally recognized compensation consulting firm, to review and provide recommendations regarding our executive compensation program.

WHAT WE DON’T DO

No Employment Agreements.  The employment agreements with our named executive officers were terminated as of December 31, 2016.

No Guaranteed Annual Salary Increases or Minimum Bonuses. We do not guarantee annual salary increases (salary increases are made only in the discretion of the compensation committee), nor do we pay guaranteed minimum bonuses.

No Dividends Paid on Unearned Performance-Based Restricted Shares. Under our current plans, dividends on performance-based restricted shares will not be paid unless and until the shares are earned.

Target Compensation Not Above Median of Peer Group. The target compensation level set by our compensation committee for the named executive officers collectively is not set above the median level set for named executive officers by other companies in our peer group.

No Excise Tax Gross-Ups. None of our named executive officers are entitled to receive 280G gross-up provisions for severance or other compensation payments.

No Excess Perquisites. We provide no perquisites or other personal benefits to the named executive officers that are not available to all employees of the Company.

Limited Retirement and Benefit Plans. We do not maintain any defined benefit or supplemental retirement plans.

No Repricing Underwater Options and Share Appreciation Rights. We do not allow for repricing or buyouts of underwater options or share appreciation rights.

No Pledging of Our Securities. None of our named executive officers or trustees are permitted to pledge our common shares for margin or other loans.

No Hedging of Our Securities. Our anti-hedging policy (contained within our Insider Trading Policy) prohibits our trustees, officers (including our named executive officers) and directors from engaging in the following transactions: (i) hedging or monetization transactions involving our securities; (ii) trading in options, puts, calls or other derivative instruments involving our securities; (iii) short sales of our securities; and (iv) purchasing our securities on margin.

2016 Executive Compensation Program

The Compensation Committee engaged FW Cook an independent compensation consultant, to review our existing compensation and benefits program, analyze competitive market compensation practices and make recommendations on our 2016 executive compensation program to achieve the objectives described above. Representatives of FW Cook were present at several of the Compensation Committee’s meetings and met with the Compensation Committee in executive session, where no members of management were present.

In June 2016, FW Cook provided the Compensation Committee with multiple market reference points, including compensation data compiled from the proxy statements of a group of 18 REITs with a median equity market capitalization of $2.5 billion.

As part of its process of designing our compensation programs, the Compensation Committee carefully considered the appropriate market reference points for determining pay competitiveness and determined that the comparative group for benchmarking purposes should represent the marketplace in which we are likely to attract, retain and compete for executive talent. The Compensation Committee faced challenges in determining a comparative peer group, including the fact that market data specific to our self-storage peers is limited to four publicly-traded self-storage companies.  The Compensation Committee reviewed and discussed the compensation data compiled by FW Cook. In light of the top talent recruited from different industries, the tenure, caliber and diverse backgrounds of our named executive officers and our desire to retain a superior executive management team, the Compensation Committee considered and established executive compensation levels to reflect these diverse factors.

For our 2016 executive compensation program, our Compensation Committee, taking into consideration the views of FW Cook adopted a peer group for compensation benchmarking to reflect a geographically focused composition.  The Compensation Committee selected peer companies that are within a reasonable distance of the Company’s headquarters where the Company would most likely compete for executive talent.  When considering the Company’s publicly-traded self-storage peers, the Compensation Committee elected to exclude Public Storage and National Storage Affiliates Trust from the Company’s 2016 peer group because their respective equity market capitalizations were significantly greater (in the case of Public Storage) and smaller (in the case of National Storage

Affiliates Trust) than the median equity market capitalization of the selected peer group.   Listed below are the companies that comprise our 2016 peer group.

REIT Group Companies (16)

Acadia Realty Trust Brandywine Realty Trust Cedar Realty Trust, Inc. Corporate Office Properties Trust DuPont Fabros Technology, Inc. DiamondRock Hospitality Company	First Potomac Realty Trust Hersha Hospitality Trust Highwoods Properties, Inc. LaSalle Hotel Properties Liberty Property Trust	Mack-Cali Realty Corporation Pennsylvania Real Estate Invest Trust RLJ Lodging Trust Tanger Factory Outlet Centers, Inc. Washington Real Estate Investment Trust

Storage REIT Group Companies (2)

Extra Space Storage Inc. Life Storage Inc.

The Compensation Committee uses data provided by FW Cook to assess industry practices overall and also to provide comparisons as to individual positions. The Compensation Committee has generally focused on the median of the peer group as an approximate target in setting overall compensation amounts for each named executive officer, though it also applies its own judgment consulting with FW Cook and considering the specific responsibilities and attributes of each of our named executive officers. The ultimate compensation decisions of the Compensation Committee are not mandated by any specific correlation to the peer group, but also reflect the Compensation Committee’s views of competitive practice, individual role and performance, our operating performance and internal equity among our executive management team.

In considering executive compensation decisions, the Compensation Committee also reviews tally sheets prepared for each named executive officer. The tally sheets present the dollar amounts of each component of compensation awarded to the named executive officers, including base salary, annual incentive, accumulated deferred compensation balances, outstanding equity awards, defined contribution retirement plan, potential payments under the Severance Plan for Messrs. Marr and Martin and Foster, severance payments, perquisites and other benefits. The overall purpose of the tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation in certain circumstances so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix), as well as the total amount of compensation.

In light of the more than 93% shareholder vote in support for the Company’s executive compensation program, as reflected in the shareholders’ adoption of an advisory resolution approving executive compensation contained in the 2016 proxy statement, the review of the tally sheets and the information provided by FW Cook the Committee concluded that no changes were required to be made to the overall structure of our 2016 executive compensation program.  The Compensation Committee considered factors such as the executive’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of real estate companies, the total shareholder return of the Company, and the performance of the individual executive.  After evaluating the forgoing factors and in consultation with the Committee’s compensation consultant, the Committee recommended the following compensation adjustments for our named executive officers:

Officer:	Year:	Salary:	Annual Incentive Target:	Long Term Incentive Target:
Christopher P. Marr	2015	$600,000	100%	$1,400,000
	2016	$670,000	125%	$2,000,000
Timothy M. Martin	2015	$390,000	80%	$575,000
	2016	$400,000	90%	$675,000
Jeffrey P. Foster	2015	$322,000	75%	$425,000
	2016	$327,000	80%	$425,000

The Compensation Committee determined that the value of long-term incentive compensation will be allocated equally among time-vested options; time-vested restricted share units; and performance-vested restricted share units.  The time-vested options and restricted share units will vest one-third on each anniversary of the grant.  If and to the extent the performance objectives relating to total shareholder return are achieved, the performance-vested restricted share units will vest, with the value of the vested restricted share units tied to a percentage ranging from 0 to 200% of the targets.  The performance-vested restricted share units will cliff vest on the third anniversary of the date of grant, subject to the grantee’s continued service with us and the satisfaction of performance objectives tied to our total shareholder return. The Compensation Committee believes that the structure of our long-term incentive compensation aligns our executives’ performance incentives with the interests of our shareholders.

Compensation Components

Our executive compensation program consists of three principal components: salary, annual incentive compensation and long-term incentive compensation. The design and objective of each component of our 2016 executive compensation are set forth below. Using market data provided by FW Cook combined with our desire to retain a superior executive management team, the Compensation Committee determined the appropriate percentages of salary, annual incentive compensation and long term incentive compensation components. There is no predefined or preferred weighting among salary, annual incentive compensation and long term incentive compensation to achieve the goals established by the Compensation Committee. Decisions regarding the components of salary and the salary targets for 2016 were made in the first quarter of 2016.

Component	Design	Objective
Salary	• To provide a base level of cash compensation for annual services; to recognize individual performance; and to retain and motivate executive talent.	• Reflect the caliber and background of talent, as well as new hire / current market rates.
Annual Incentive

•        Annual incentive dependent upon achievement of (i) financial performance (65%), (ii) strategic goals (25%), and (iii) individual performance objectives (10%).

•        Payout ranges from 50% to 200% of target award, except that the portion tied to individual performance objectives is limited to a maximum 150% of target payout.

•        Align the executive management team to common goals and objectives.

•        Reflect that the highest priorities for us in 2016 were to maximize financial performance for our shareholders (65% of the annual incentive was targeted to that objective) and improve our portfolio quality and performance (25% of the annual incentive was targeted to that objective).

•        Reward (through a portion of this annual incentive) the individual performance of each executive.

•        Create a variable earning opportunity tied to key performance goals.

Long-Term Incentive	• Annual grant values of long-term awards were allocated as follows: (i) 1/3 in stock options, (ii) 1/3 in restricted shares, and (iii) 1/3 in performance units.

•        Emphasize retention and provide leverage opportunities through options.

•        Maintain consistency with general industry practice with a combination of stock options and restricted shares.

•        Emphasize retention and performance and promote alignment with shareholder interests.

•        Align with competitive pay practices among REITs and in the broader U.S. market of mixing restricted shares, performance units and options.

•        Promote shareholder value generation.

•        Align executive compensation with return to shareholders.

Total Cash Compensation

Base Salary. Base salary is the fixed component of pay for our named executive officers and is intended to provide a base level of compensation for the position. In setting base salaries, our Compensation Committee considers the linkage of base salaries to the elements of our compensation that are tied to base salaries (such as severance and change in control benefits and annual and long-term incentive targets that are computed as a multiple of base salary). Factors considered in determining base salaries included the executive’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of real estate companies, and the performance of the individual executive.  Any increases to the base salaries of executive officers, other than our Chief Executive Officer, are set by the Compensation Committee after discussions with, and recommendations by, our Chief Executive Officer regarding each individual’s accomplishments, areas of strength and opportunities for development. Any increase to the base salary of our Chief Executive Officer is set after each Trustee completes a performance evaluation of the Chief Executive Officer, the results of which are summarized and reviewed by the Chairman of the Compensation Committee with Compensation Committee members and with the Chief Executive Officer. After review and discussion, the Compensation Committee for 2016, the Compensation Committee set the base salaries of our executive officers as follows:

Name	Salary	Percentage Increase over Prior Year
C. P. Marr	670,000	11.7%
T. M. Martin	400,000	2.6%
J. P. Foster	327,000	1.6%

Annual Incentive Compensation.  We believe that annual incentive compensation is an important element of executive compensation that enables us to achieve our objectives of attracting and retaining executive talent, encouraging superior individual performance, and more importantly, achieving our corporate goals and objectives. In making annual incentive compensation decisions, the Compensation Committee approved a targeted cash annual incentive opportunity for each executive officer that correlated to specific performance achievements. Annual incentive compensation for 2016 was comprised of four elements — financial performance, measured by funds from operations (“FFO”) (weighted at 40%) and same store net operating income growth (weighted at 25%); achievement of strategic goals consisting of external growth (weighted at 25%) and achievement of individual goals (weighted at 10%).

For 2016, the financial performance and strategic goals approved by the Compensation Committee were set as follows: threshold 50%; target 100%; and maximum 200%.  Similarly, the Compensation Committee approved the individual goals for 2016 were set as follows: threshold 50%; target 100% and maximum 150%.

With respect to our annual incentive compensation, the Compensation Committee established the goals in February 2016.  Discussed below is a comparison of the targeted goals established by the Compensation Committee compared with our actual 2016 performance.

Funds from Operations:  Our target, maximum and actual FFO per share were $1.38, $1.46 and $1.44 respectively.  Accordingly, we achieved 175% of the FFO component of our 2016 annual incentive compensation plan.

Net Operating Income:  Our target, maximum and actual same store net operating income growth rates were 7.9%, 9.9% and 10.1% respectively.  Accordingly, we achieved 200% of the same store net operating income growth component of our 2016 annual incentive compensation plan.

Strategic Goals:  As for the 2016 strategic goals, the Compensation Committee uses both a qualitative and quantitative evaluation of the Company’s external growth targets including the acquisition of storage facilities consistent with the Company’s investment criteria, evaluation of property investment and development opportunities, and growth in the Company’s third party management platform.  The Committee evaluated the overall quality of the Company’s growth efforts in addition to the achievement of a targeted $150 to $200 million of property investments and the net addition of 35 third party management contracts.  The Company invested $331.4 million in property investments and added 114 third party management contracts.  The Compensation Committee determined that management achieved 200% of the external growth component of our 2016 annual incentive compensation plan.

Individual Goals:  Individual goals include a subjective assessment of management’s performance.  Specific individual goals for Mr. Marr in 2016 consisted primarily of ensuring that external growth goals were met including acquisitions, disposition, third party management and new storage developments; enhancing teammate engagement and Company culture through the development and delivery of innovative training and engagement programs; identifying and developing the Company’s future leaders through the establishment of a program to solicit and evaluate innovative processes and ideas; recruiting and transitioning the leadership of the Company’s human resources and training functions; delivering strong operations performance with a focus on optimizing revenue growth in a high-occupancy environment; ensuring capital raising efforts successfully support external growth and are consistent with balance sheet objectives; focusing on outreach to Company stakeholders; and assisting Mr. Martin and Mr. Foster in the achievement of their individual performance goals.  Specific individual goals for Mr. Martin in 2016 consisted primarily of evaluating and developing the control environment for the Company’s new customer management system; assisting the Company’s investment team with the evaluation and underwriting of large portfolio transactions; continuing to engage rating agencies to communicate our business plan and execution; opportunistically raising capital and refinancing existing debt to improve debt service and maintain or improve leverage ratios; supporting external growth by raising capital in a manner consisting with a BBB/Baa2 Investment Grade credit profile; focusing effort on external communications to minimize cost of capital through the engagement of equity and fixed-income investors; and assisting the finance, investor relations and information technology groups in achieving their respective 2016 objectives.  Specific individual goals for Mr. Foster in 2016 consisted primarily of developing processes and procedures to streamline the delivery of Company payroll; evaluating and selecting new methodology to evaluate and place the Company’s employee benefits programs; assisting with the transition of the Company’s human resources function; engaging the Company’s corporate governance advisors to maintain and improve the Company’s governance ratings; and assisting the legal, risk management and human resources functions to successfully achieve their 2016 objectives.

The target award for total annual incentive compensation is a percentage of the 2016 base salary for each executive officer as follows: Mr. Marr, 125%; Mr. Martin, 90%; and Mr. Foster, 80%.  Performance above and below targeted levels results in a pro-rated award of 50% of target for threshold performance and 200% of target for maximum performance, except that the maximum percentage achievable for individual goals is limited to 150% of target. The table below lists the potential payouts at threshold, target and maximum performance, and the actual annual incentive compensation paid under each component as a result of 2016 performance.

	2016 Annual	Target Annual Incentive Opportunity	Funds from Operation (40% of Target Opportunity)				Same Store NOI (25% of Target Opportunity)				Strategic Goals (25% of Target Opportunity)
	Base Salary	as % of	Threshold	Target	Max	Actual Payout	Threshold	Target	Max	Actual Payout	Threshold	Target	Max	Actual
Name	($)	Salary	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	Payout ($)
C. P. Marr	670,000	125%	167,500	335,000	670,000	586,250	104,688	209,375	418,750	418,750	104,688	209,375	418,750	418,750
T. M. Martin	400,000	90%	72,000	144,000	288,000	252,000	45,000	90,000	180,000	180,000	45,000	90,000	180,000	180,000
J. P. Foster	327,000	80%	52,320	104,640	209,260	183,120	32,700	65,400	130,800	130,800	32,700	65,400	130,800	130,800

	2016 Annual	Target Annual Incentive Opportunity	Individual Goals (10% of Target Opportunity)
	Base Salary	as % of	Threshold	Target	Max	Actual Payout
Name	($)	Salary	($)	($)	($)	($)	Total
C. P. Marr	670,000	125%	41,875	83,750	125,625	125,625	1,549,375
T. M. Martin	400,000	90%	18,000	36,000	54,000	36,000	648,000
J. P. Foster	327,000	80%	13,080	26,160	39,240	26,160	470,880

Equity Compensation

Long-Term Incentive Compensation. Our long-term incentive compensation is comprised of three components: non-qualified stock options, time-vested restricted shares (“restricted shares”) and performance-vested restricted share units (“performance units”).  We believe that long-term incentive compensation is an important element in providing competitive compensation and, because such awards have a basis in our common shares, helps to ensure that executive officers maintain an ongoing personal stake in the achievement of superior corporate performance. In January 2016, the Compensation Committee awarded a target grant level for long-term incentive compensation for each executive officer as follows:

C. P. Marr	$2,000,000
T. M. Martin	$675,000
J. P. Foster	$425,000

The foregoing amounts were established based on achievement of corporate goals and objectives, individual performance, and for the additional reasons discussed under “2015 Executive Compensation Program.” Long-term incentive compensation awards were allocated (by value) one-third to non-qualified stock options; one-third to restricted shares, and one-third to performance units.  For each of our named executive officers, the Compensation Committee determined that an equal allocation (by value) of long-term incentive compensation among stock options, restricted shares and performance units achieved the appropriate balance of performance-based long-term incentive compensation with the stability provided by time-vested equity awards.  The actual number of restricted shares, performance units, and non-qualified stock options received by each of our named executive officers in 2016 as a  result of the long-term incentive award is set forth below under “Executive Compensation — Grants of Plan Based Awards Table.”

Non-Qualified Stock Options — The stock options vest ratably over three years beginning on the first anniversary of the date of grant. The stock options have a term of 10 years and an exercise price equal to the closing price of our common shares on the date of grant.

Restricted Shares — Each restricted share has a value equal to the closing price of our common shares on the date of grant.  Like the stock options, the restricted shares vest ratably over three years beginning on the first anniversary of the date of grant.  Dividends are paid on restricted shares prior to vesting, which is consistent with the competitive practices among REITs and recognizes the competitive orientation of the awards. Unvested restricted shares are subject to forfeiture if the executive’s service terminates prior to the vesting date for any reason other than good reason, disability, death or a change in control.

Performance Units — We granted performance units, which represent the right to earn common shares, to our named executive officers in January 2016.  The number of common shares, if any, deliverable to award recipients depends on our performance, based on total shareholder return (measured by reference to the change in our share price plus dividends) over the applicable measurement period compared to the total shareholder return for a peer group consisting of all equity real estate investment trusts over the same measurement period. The measurement period for the performance units awarded to our named executive officers in January 2016 runs from January 1, 2016 until December 31, 2018.  Dividends accrue (in the form of additional performance units) with respect to performance units, prior to vesting. Unvested performance units are subject to forfeiture if the executive’s service terminates prior to the end of the applicable measurement period for any reason other than good reason, disability, death or a change in control, or if and to the extent the applicable performance conditions are not satisfied as of the end of the measurement period.

2017 Compensation Actions

The Compensation Committee, after reviewing compensation data from the Company’s 2016 peer group prepared by FW Cook determined that competitive adjustments should be made to the compensation components of our Executive Officers.  The compensation adjustments are designed to keep the Company’s executive compensation program within the median of the marketplace for executive talent, to reflect the growth of the Company and to reflect the performance and responsibilities of our executive officers.  The table below sets forth the base and target compensation levels for 2016 and 2017 for each component of the Company’s executive compensation program.

Officer:	Year:	Salary:	Annual Incentive Target:	Long Term Incentive Target:
Christopher P. Marr	2016	$670,000	125%	$2,000,000
	2017	$687,000	125%	$2,000,000
Timothy M. Martin	2016	$400,000	90%	$675,000
	2017	$410,000	90%	$675,000
Jeffrey P. Foster	2016	$327,000	80%	$425,000
	2017	$335,000	80%	$425,000

In January 2017, the Compensation Committee awarded a target grant level for long-term compensation for each executive officer as follows:

C. P. Marr	$2,000,000
T. M. Martin	$675,000
J. P. Foster	$425,000

Long-term incentive compensation awards were allocated (by value) one-third to non-qualified stock options; one-third to restricted shares, and one-third to performance units.

Other Compensation Elements

Employment Agreements. During 2016, we had employment agreements with each of Messrs. Marr, Martin and Foster. Each of the employment agreements terminated on December 31, 2016.

Deferred Compensation Benefits. In December 2006, the Compensation Committee approved the CubeSmart Executive Deferred Compensation Plan (amended in December 2008 in order to bring such plan into compliance with Section 409A of the Code), which permits employees with the title of vice president or above, including our named executive officers, to defer receipt of all or a portion of their salary and annual incentive and have that deferred compensation credited to accounts until distributed in accordance with the Plan and their elections. Under the Plan, we credit to each participant’s account a matching deferred compensation amount that is equal to the difference between the total matching contribution we would have made under our 401(k) plan without regard to the limits imposed by the Code and the actual matching contribution that we make under the 401(k) plan.

Perquisites and Personal Benefits. We do not provide any significant perquisites to our executive officers. During 2016, we provided the use of a company car, life insurance equal to the lesser of the executive officer’s base salary or $500,000, and executive medical coverage to each of our named executive officers. In addition, the Company arranged for long-term disability insurance coverage for each of our executive officers, the premium for which is paid entirely by each of our named executive officers. While these benefits were not tied to any formal performance criteria, they were intended to serve as part of a competitive total compensation program.

Additional Compensation Principles

Policy on Grants of Equity Awards. The Board of Trustees adopted a Policy Statement on the Grant of Equity Awards to ensure compliance with securities, tax and accounting rules and regulations, and adherence to best corporate governance practices in granting equity-based compensation. This Policy provides that the Board of Trustees has sole authority to approve equity awards to our Trustees and our executive officers. The Policy further provides that the grant date shall be the date of the meeting at which the award is approved by the Board or the Compensation Committee, as the case may be, except that, with respect to new hires, the date of the award shall be the later of the first date of employment of such person or the date approval for the grant is obtained from the Board or the Compensation Committee, if required. Under no circumstances will the grant date for any equity award be any earlier than the date on which action is taken to approve such award. The exercise price of option awards shall be the closing price for our common shares on the NYSE on the date of grant. As a part of this Policy, the Board of Trustees delegated authority to Mr. Marr to make one-time grants of equity-based awards to non-executive new hires and internally promoted employees in an amount not to exceed the equivalent of $100,000, and Mr. Marr must make regular reports to the Compensation Committee regarding awards granted pursuant to this authority. We believe this delegation of authority facilitates improved efficiency in recruiting and retaining key non-executive employees.

Share Ownership Guidelines. We maintain share ownership guidelines for all of our officers to ensure that each Company officer maintains a material personal financial stake in us and to promote strong alignment between the interests of management and our shareholders. We expect each Company officer to acquire, within five years of his or her appointment, and thereafter to maintain ownership of, common shares having a market value equal to: five times annual base salary for the President and Chief Executive Officer; three times annual base salary for the Chief Financial Officer and Chief Legal Officer; 1.75 times annual base salary for all Senior Vice Presidents; and 0.75 times annual base salary for all other officers. The Board of Trustees annually reviews progress toward achieving these ownership levels for the named executive officers. In February 2016, the Board of Trustees reviewed achievement levels and determined that each of our named executive officers meets or exceeds the applicable ownership levels.

Compensation Recovery. We have not adopted a policy that provides for recovery of a cash compensatory award if a performance measure used to calculate a cash award is subsequently adjusted in a manner that would have reduced the size of the award. If we were to experience such an adjustment, our Compensation Committee would assess the circumstances relating to the adjustment and take such action as it believes to be appropriate, including, potentially, an action to recover the excess portion of the award. The Compensation Committee intends to adopt a cash compensatory award recovery policy promptly following the adoption of regulations by the SEC governing such recovery policies.  In 2014, the Compensation Committee adopted the following policy to recover any equity-based compensatory award:

If it is determined by our Board that [Recipient’s] gross negligence, intentional misconduct or fraud caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any Shares delivered to [Recipient] pursuant to this Agreement or to effect the cancellation of unvested Shares.

Hedging and Pledging Limitations. Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls and other derivative instruments related to our shares. They are also prohibited from pledging Company securities.

Tax Compliance Policy. The Compensation Committee reviewed the potential consequences for us of Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of $1 million paid to our Chief Executive Officer and Chief Financial Officer and the three other most highly compensated named executive officers employed at the end of the year. To the extent that compensation is required to and does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although we are mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure compensation, including equity-based awards, in a manner that may exceed the deduction limitations under Section 162(m).

RISK GUIDELINES

The structure of our compensation policies and practices is designed to discourage our executives from engaging in unnecessary and excessive risk taking. Our compensation policies and practices are centrally designed and administered and are substantially similar throughout the Company and among all levels of employees. Key components of our compensation policies and practices include base salary, performance-based compensation, employee benefit and welfare programs, and retirement plans. Executive attention is to be focused on key strategic, operational and long-term financial measures. In addition, the Compensation Committee considers the annual and progressive achievement of personal goals of each employee, including leadership, scope of responsibilities and experience. By focusing on the long-term achievement of corporate and personal goals, we discourage our employees from engaging in unnecessary and excessive risk taking. We maintain strong internal financial controls and use effective management processes for developing strategic and annual operating plans and employee development programs. As a result of our compensation policies and practices, we have concluded that we are not encouraging or creating risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

The following tables and narrative summarize the compensation for the years ended December 31, 2014, 2015 and 2016 paid to or earned by our President and Chief Executive Officer, our Chief Financial Officer, and our other executive officer.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
C. P. Marr	2016	$670,000	—	$1,333,357	666,666	$1,549,375	$129,657	$4,349,055
President and Chief	2015	$600,000	—	$933,335	$466,664	$1,170,000	$114,397	$3,284,396
Executive Officer	2014	$525,000	—	$999,993	$250,002	$1,023,750	$85,896	$2,884,641

T. M. Martin	2016	$400,000	—	$450,006	224,997	$648,000	$82,187	$1,805,190
Chief Financial Officer	2015	$390,000	—	$383,333	$191,666	$608,400	$78,629	$1,652,028
And Treasurer	2014	$375,000	—	$366,667	$183,334	$548,438	$67,349	$1,540,788

J. P. Foster	2016	$327,000	—	$283,304	141,668	$470,880	$71,243	$1,249,095
Senior Vice President,	2015	$322,000	—	$283,355	$141,664	$470,925	$63,878	$1,281,822
Chief Legal Officer and Secretary	2014	$310,000	—	$283,341	$141,665	$423,150	$57,837	$1,215,993

(1)                    The amounts reported in the Share Awards and Option Awards columns represent the grant date fair value of restricted shares, performance units and option awards granted to the named executive officers under our equity incentive plans. Such amounts were calculated in accordance with the provisions of FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 15, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017 for the relevant assumptions used to determine the grant date fair value of our share and option awards. The value of each of the awards granted to the named executive officers in 2016 is listed in the table captioned “Grants of Plan-Based Awards.”

(2)                    The amounts reported in the All Other Compensation column represent, for each named executive officer, the sum of (a) the aggregate incremental cost to us of all perquisites and other personal benefits, including personal use of a company car and executive medical insurance; (b) the amounts contributed by us to the CubeSmart, L.P. 401(k) Retirement Savings Plan; (c) the amounts contributed by us to the CubeSmart Executive Deferred Compensation Plan; and (d) the dollar value of dividends on unvested restricted shares. The aggregate incremental cost to us to provide a company car is based on the actual lease cost incurred for the automobile provided to each of the named executive officers plus expenses for fuel, maintenance and insurance. In calculating the reported amounts, we disregarded business usage and assumed 100 percent personal usage. The aggregate incremental cost of executive medical insurance is based on the difference between the actual premiums we paid for executive medical insurance for the named executive officers and the actual average cost we incurred in providing family medical coverage for our general employee population.  Listed in the table below are the dollar values of the amounts reported in this column for 2016.

Name	Company Car	Executive Medical Insurance	Company Match in 401(k) Plan	Company Match in Executive Deferred Compensation Plan	Dividends on Unvested Restricted Shares/Units	Long-Term Disability Insurance
C. P. Marr	$17,845	$15,920	$7,550	$42,424	$41,152	$4,766
T. M. Martin	$19,493	$15,920	$4,550	$24,212	$14,268	$3,744
J. P. Foster	$18,382	$15,920	$4,550	$18,227	$10,149	$4,015

Grants of Plan-Based Awards

The following table and narrative provide information about plan-based awards granted during 2016 to the named executive officers.  These awards consist of restricted shares, performance units and options.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(1)			All Other Share Awards:	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Share and Option
Name	Grant Type	Grant Date	Threshold	Target	Max	Number of Shares (#)	Underlying Options(#)	Awards ($/Sh)	Awards ($)(2)
C. P. Marr	Annual		$418,750	$837,500	$1,633,125
	Restricted Shares	1/22/2016				21,988			$666,677
	Performance Units	1/22/2016				15,221			$666,680
	Options	1/22/2016					87,604	$30.32	$666,666

T. M. Martin	Annual		$180,000	$360,000	$702,000
	Restricted Shares	1/22/2016				7,421			$225,005
	Performance Units	1/22/2016				5,137			$225,001
	Options	1/22/2016					29,566	$30.32	$224,997

J. P. Foster	Annual		$130,800	$261,600	$510,120
	Restricted Shares	1/22/2016				4,672			$141,655
	Performance Units	1/22/2016				3,234			$141,649
	Options	1/22/2016					18,616	$30.32	$141,668

(1)                       Listed in these columns are the amounts that could have been paid at each stated level of performance for the annual incentive compensation under our 2016 Executive Compensation Program. For a detailed description of the annual incentive awards see “Total Cash Compensation — Annual Incentive Compensation” in the section of this proxy statement entitled “Compensation Discussion and Analysis.” The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment possible. See the “Summary Compensation Table” for the actual amounts paid to each named executive officer for the 2016 annual incentive compensation.

(2)                       This column reflects the grant date fair value of the equity awards in accordance with FASB ASC Topic 718, but excludes forfeiture assumptions related to service-based vesting conditions in accordance with SEC rules.

Each performance unit represents the right to earn common shares. The number of common shares, if any, actually issued to our named executive officers pursuant to performance unit awards will depend on our total shareholder return (measured by reference to the change in our share price plus dividends) during the measurement period that began on January 1, 2016 and that ends on December 31, 2018 as compared to the total shareholder return of a peer group consisting of all equity real estate investment trusts, subject to satisfaction by the recipient of the vesting conditions in the applicable award agreement (including continued service through the measurement period).  The number of performance units credited to award recipients’ accounts will be increased on account of dividends paid during the measurement period based on the closing price per common share on the measurement date.  At the end of the measurement period, the number of base units then represented by the performance units will be converted into common shares, provided that our total shareholder return ranking among a peer group consisting of all equity real estate investment trusts is at or above the 25th percentile.  If our ranking is below the 25th percentile, then the conversion factor will be zero, no common shares will be paid and the performance units will lapse.  At any ranking at or above the 25th percentile and up to and including the 50th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 50% and 100%.  At any ranking above the 50th percentile and below the 75th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 100% and 200%.  At any ranking at or above the 75th percentile, the multiplier is fixed at two (2).  Thus, if our ranking places us at or above the 75th percentile, the payment will be based on the product of the award recipient’s base units multiplied by two.

The named executive officers are not entitled to vote common shares issuable under performance units prior to issuance of the shares upon vesting of the units.

The awards of restricted shares, performance units and options listed in the table above were made under the 2007 Equity Incentive Plan. For further information on these awards, please refer to the discussion above under “Compensation Discussion and Analysis — Equity Compensation.” Each of the named executive officer’s right to the equity incentive awards listed in the table above vests upon termination of his employment under circumstances specified in the Severance Plan. For information on the material terms of the Severance Plan for Messrs. Marr, Martin and Mr. Foster or for a further discussion of the circumstances upon which vesting of awards is accelerated, see the discussion below under “Severance Plan and Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at December 31, 2016

The following table reports outstanding equity awards held by the named executive officers at December 31, 2016. The right of each named executive officer to the equity awards listed in this table shall become fully vested in the event of termination of employment in certain circumstances. For a further discussion of the circumstances upon which vesting of awards is accelerated, see the discussion under the section headed “Potential Payments Upon Termination or Change in Control.”

		Option Awards					Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)

C. P. Marr
	1/22/2016	—	87,604	30.32	1/21/2026	1/22/2016	21,988	588,619	15,221	407,466
	1/23/2015	24,969	49,937	25.00	1/22/2025	1/23/2015	12,444	333,126	13,175	352,695
	1/24/2014	38,670	19,335	15.67	1/23/2024	1/24/2014	15,954	427,089	12,626	337,998
	1/25/2013	50,623	—	14.84	1/24/2023
	1/25/2012	46,769	—	11.36	1/24/2022
	1/24/2011	80,589	—	9.39	1/23/2021
	1/13/2010	106,178	—	7.29	1/12/2020
	1/23/2009	315,268	—	3.79	1/22/2019

T. M. Martin
	1/22/2016	—	29,566	30.32	1/21/2026	1/22/2016	7,421	198,660	5,137	137,517
	1/23/2015	10,255	20,510	25.00	1/22/2025	1/23/2015	5,111	136,821	5,411	144,852
	1/24/2014	28,358	14,179	15.67	1/23/2024	1/24/2014	3,900	104,403	9,259	247,863
	1/25/2013	33,100	—	14.84	1/24/2023
	1/25/2012	34,014	—	11.36	1/24/2022
	1/24/2011	49,819	—	9.39	1/23/2021
	1/13/2010	65,637	—	7.29	1/12/2020
	1/23/2009	144,893	—	3.79	1/22/2019

J. P. Foster
	1/22/2016	—	18,616	30.32	1/21/2026	1/22/2016	4,672	125,069	3,234	86,574
	1/23/2015	7,580	15,159	25.00	1/22/2025	1/23/2015	3,778	101,137	4,000	107,080
	1/24/2014	21,913	10,956	15.67	1/23/2024	1/24/2014	3,013	80,658	7,155	191,539
	1/25/2013	23,364	—	14.84	1/24/2023
	1/25/2012	25,510	—	11.36	1/24/2022
	1/24/2011	5,958	—	9.39	1/23/2021

(1)                                 The market value is based on the closing price of our common shares of $26.77 on December 31, 2016.

Option Exercises and Shares Vested for 2016

The following table reports for each named executive officer the value realized upon vesting of share awards and option exercises in the year ended December 31, 2016.

	Share Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
C. P. Marr	51,966	1,585,742	—	—
T. M. Martin	25,933	790,827	—	—
J. P. Foster	18,651	568,702	—	—

Nonqualified Deferred Compensation for 2016

Our named executive officers are eligible to participate in the CubeSmart Executive Deferred Compensation Plan. The following table and narrative provide a description of the plan and information on compensation each of the named executive officers deferred during 2016, the aggregate earnings on the deferred compensation and the aggregate balance at December 31, 2016.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY	Aggregate Balance at Last FY ($)(2)
C. P. Marr	234,000	42,424	215,906	—	2,637,015
T. M. Martin	225,247	24,212	49,129	—	1,272,512
J. P. Foster	89,129	18,227	52,022	—	588,599

(1)                   All of the amounts listed in the “Executive Contributions in Last FY” column are reflected in the “Salary” column for 2016 of the table captioned “Summary Compensation Table for 2016.” All of the amounts listed in the “Company Contributions in Last FY” column are reflected in the “All Other Compensation” column for 2016 of the table captioned “Summary Compensation Table for 2016.”

(2)                   The aggregate balance for certain NEOs includes certain amounts reflected in the “Salary” column and the “All Other Compensation” column for 2016 of the table captioned “Summary Compensation Table” above. For Mr. Marr, $234,000 was reflected in the “Salary” column and $42,424 was reflected in the “All Other Compensation” column for 2016. For Mr. Martin, $225,247 was reflected in the “Salary” column and $24,212 was reflected in the “All Other Compensation” column for 2016.  For Mr. Foster, $89,129 was reflected in the “Salary” column and $18,227 was reflected in the “All Other Compensation” column for 2016.

Compensation Eligible for Deferral; Company Contributions. Effective January 1, 2007, the named executive officers became eligible to participate in the CubeSmart Executive Deferred Compensation Plan. Under the plan, the named executive officers can defer all or a portion of salary and/or bonus (including annual incentives) and have such amounts credited to a retirement distribution account and/or separate in-service distribution accounts. We will provide a matching deferred compensation amount that is equal to the difference between the total matching contribution the named executive officer would have received under our 401(k) plan without regard to the limitations imposed pursuant to Sections 402(g), 415 and 417 of the Internal Revenue Code and the actual matching contribution the named executive officer receives under the 401(k) plan, provided the named executive officer has made the maximum elective deferrals to the 401(k) plan. The Compensation Committee may, in its discretion, approve an additional credit to a participant’s account as non-elective deferred compensation.

Investment Earnings. Each distribution account is credited with the returns of the investment options selected by the named executive officers, which include investment options that are available in our 401(k) plan, or such other investment fund(s) as the Compensation Committee may designate from time to time.

Elections and Distributions. Elections to defer compensation must be made no later than the close of the preceding taxable year and are irrevocable as of the first day of the plan year to which it relates, except that (i) in the case of a hardship distribution, the election may be cancelled for the remainder of the plan year, and (ii) a participant who has elected a lump sum distribution from the retirement distribution account may make a subsequent election to delay commencement of payment of such amount for a period of five years from the date such payment would otherwise have been made. In the case of any performance-based compensation for services performed over a period of 12 months, an election to defer must be made no later than six months before the end of the performance period.

Upon retirement, balances in the retirement distribution account will be made in a lump sum or in annual installments over five, 10 or 15 years. Upon termination of employment other than retirement (other than on account of death), benefits in the retirement distribution account will be distributed in a lump sum 60 days following separation from service. Distributions from the in-service account will be made in one lump sum or in annual installments over two, three, four or five years, except that participants may not elect distribution of compensation earned in a plan year that is less than two years prior to the plan year elected for distribution. In the event of death prior to commencement of distribution from either the retirement distribution account or the in-service distribution account, benefits under the plan shall be payable to a participant’s beneficiary either in a lump sum or in the manner elected by the participant at the time the deferral election was made.

SEVERANCE PLAN AND POTENTIAL PAYMENTS

UPON TERMINATION OR CHANGE IN CONTROL

Effective as of January 1, 2017, we terminated our existing employment agreements (the “Prior Employment Agreements”) with each of Mr. Marr, Mr. Martin and Mr. Foster upon the effectiveness of the Company’s Executive Severance Plan (the “Severance Plan”), in which each such executive is entitled to participate.  Prior to being terminated, the Prior Employment Agreements required us to provide compensation to the applicable executive upon termination of his employment in certain circumstances.  The Severance Plan now provides compensation upon termination of employment in certain circumstances. We describe below these circumstances and the payments and benefits required under the Severance Plan.

The Severance Plan provides for certain severance benefits to eligible senior level employees of the Company, including Messrs. Marr, Martin and Foster, on account of an involuntary termination, including if we terminate the employee without “cause” (as defined in the Severance Plan) or on account of the employee’s disability, a termination by the employee for “good reason” (as defined in the Severance Plan), or a termination on account of the employee’s death.

If we terminate the employee without cause, or the employee terminates for good reason, prior to the date that is three months prior to a “change of control” (as defined in our Amended and Restated 2007 Equity Incentive Plan) or later than the date that is two years following a change of control, the terminated employee is entitled to:

•                  Accrued but unpaid compensation and benefits through the termination date including (i) accrued but unpaid base salary, (ii) any earned but unpaid annual incentive compensation for the preceding year, (iii) accrued but unused paid time off and (iv) reimbursement of business expenses incurred in accordance with our policy;

•                  For Mr. Marr, installment payments in accordance with our normal payroll practices over two years equal to two times the sum of (i) base salary and (ii) average annual incentive earned by Mr. Marr over a period of up to two years preceding the termination of employment, and, for all other participants, installment payments in accordance with our normal payroll practices over 18 months equal to 1.5 times the sum of (i) base salary and (ii) average annual incentive earned by the employee over a period up to two years preceding the termination of employment;

•                  Subject to eligibility for, and the employee’s timely election of, continued coverage under our group health plan pursuant to COBRA, reimbursement for premiums paid by the employee (less the portion the employee would have paid for the same coverage had the employee remained an active employee) for up to 18 months, provided that such reimbursements will cease to the extent the employee becomes eligible for benefits under the group health plan of a subsequent employer or eligible for Medicare during the 18-month period;

•                  A lump sum pro-rata annual incentive compensation for the year of termination based on actual performance and the number of days that the employee was employed during that year; and

•                 The employee’s time-vesting equity awards will continue to vest in accordance with the terms of the applicable equity awards and the employee’s performance-vesting equity awards will vest pro-rata based on actual performance and the number of days that the employee was employed during the performance period.

If we terminate the employee without cause, or the employee terminates for good reason, during the period commencing on the date that is three months prior to a change of control and ending on the date that is two years following a change of control, the terminated employee is entitled to receive the payments and benefits described above, except that (i) Mr. Marr is entitled to three times the sum of (x) base salary and (y) average annual incentive compensation earned by Mr. Marr over a period of up to two years preceding termination of employment, which amount will be paid in a lump sum (rather than installments), (ii) Mr. Martin and all other eligible employees designated as Tier II employees, are entitled to two and a half times the sum of the employee’s (x) base salary and (y) average annual incentive compensation earned by the employee over a period of up to two years preceding termination of employment, which will be paid in a lump sum (rather than installments), (iii) Mr. Foster and all other eligible employees designated as Tier III employees, are entitled to two times the sum of the employee’s (x) base salary and (y) average annual incentive compensation earned by the employee over a period of up to two years preceding termination of employment, which will be paid in a lump sum (rather than installments), (iv) the healthcare reimbursements described above will continue for up to two years (rather than 18 months), (v) the employee is entitled to an automobile allowance or use of an automobile for 18 months, and (vi) if we are not the surviving company in the change in control, the employee’s outstanding time-vesting equity awards that are assumed or replaced by the surviving corporation will fully accelerate as of the later of the change in control or the date of termination and the employee’s outstanding performance-vesting equity awards that are assumed or replaced by the surviving corporation will vest as of the later of the change in control or the date of termination based on  target performance.

If the employee’s involuntary termination is on account of death or disability, the employee will be entitled to (i) a lump sum pro-rata annual incentive compensation for the year of termination based on actual performance and the number of days that the employee was employed during that year and (ii) the employee’s time-vesting equity awards will fully accelerate and the employee’s performance-vesting equity awards will vest in full based on target performance.

In general, our obligation to provide benefits under the Severance Plan in the event of an involuntary termination by the Company without cause or by the employee for good reason is conditioned upon the employee providing a release of claims and complying with applicable non-competition and other post-employment restrictive covenants.

If the payments and benefits otherwise payable to an employee under the Severance Plan would constitute excess parachute payments within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, then we will reduce such payments and benefits to an amount that would avoid any excise taxes under section 4999 of the Internal Revenue Code, provided that such reduction would provide the employee with a greater net after-tax benefit than would no reduction.  In no event shall any payment under the Severance Plan be grossed up for any excise taxes under Section 4999 of the Internal Revenue Code.

Payments Upon Termination or Change in Control Table for 2016

The following table includes an estimate of the potential payments and benefits to which our Named Executive Officers would be entitled under the Severance Plan upon termination of employment in each of the circumstances described above. Except as otherwise set forth above, these payments would be made in a lump sum following termination.  In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•                                          The date of termination is December 31, 2016(1) and the closing price of our common shares on that date is $26.77;

•                                          The annual salary at the time of termination is equal to the base salaries that were in effect as of December 31, 2016 for each executive as follows: C. P. Marr, $670,000; T. M. Martin, $400,000; and J. P. Foster, $327,000;

•                                          For purposes of the cash severance payment calculation for Messrs. Marr, Martin, and Foster the bonus is equal to the average of the last two years’ annual incentive compensation paid to each of Messrs. Marr, Martin, and Foster as follows: C. P. Marr, $1,096,875; T. M. Martin, $578,419; and J. P. Foster $447,038;

•                                          The value of restricted shares and performance units that vest upon termination is based on the closing price of our common shares of $26.77 on December 31, 2016;

•                                          The stock options that vest upon termination are valued at the difference between the strike price of the stock option and the market value of our common shares on December 31, 2016;

•                                          For purposes of determining the pro-rata annual incentive compensation for the year of termination, it shall equal the target-level annual incentive compensation paid to each of Mssrs. Marr, Martin and Foster;

•                                          Four weeks of vacation are unused, accrued and unpaid;

•                                          There is no unpaid bonus for the prior year;

•                                          There is no accrued and unpaid salary;

•                                          There is no unpaid reimbursement for expenses incurred prior to the date of termination;

•                                          Our cost for continued medical, prescription and dental benefits is constant over the benefit period and is provided for 18 months at a cost of $2,635.63 per month; and

•                                          Our cost for the continued use of an automobile for 18 months is constant over the benefit period and is provided at a cost of $1,500.00 per month.

(1)  While the Severance Plan was not effective until January 1, 2017, we are basing the disclosure in the following table on the payments and benefits provided by the Severance Plan and not the Prior Employment Agreements, which terminated as of December 31, 2016.

Name	Termination between 3 months prior to, and 2 years after, a Change in Control (1)	Termination before 3 months prior to, or more than 2 years after, a Change in Control (1)	Death or Disability	For Cause; Without Good Reason
C. P. Marr	$9,018,723	$6,835,639	$3,643,332	$55,833
T. M. Martin	$4,077,954	$2,932,572	$1,557,141	$33,333
J. P. Foster	$2,752,191	$2,244,763	$1,129,351	$27,250

(1)                   Amounts shown in this column represent the amount payable upon the termination of employment on December 31, 2016, if such termination were due to a change in control as set forth in Severance Plan.

Non-Compete Agreements

In connection with the adoption of the Severance Plan, the noncompetition agreements with Mr. Marr and Mr. Martin were terminated effective as of December 31, 2016.

Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	1,939,690	(1)	$12.94	(2)	5,471,377
Equity compensation plans not approved by shareholders	—		—		—
Total	1,939,690		$12.94		5,471,377

(1)                   Excludes 512,788 shares subject to outstanding restricted share awards.

(2)                   This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of outstanding restricted share awards.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the amount of common shares beneficially owned and the percentage of ownership by each of our Trustees and nominees to serve as Trustees, each of our named executive officers, and our Trustees and executive officers as a group. The number of shares and percentage of ownership is based on 180,381,020 common shares outstanding on March 15, 2017. In general, “beneficial ownership” includes those common shares that a Trustee or executive officer has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all the common shares listed opposite his or her name. The address of each person listed below is c/o CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Name	Common Shares (2)	Options Currently Exercisable or Exercisable within 60 Days	Percent of Class (3)
Trustees
W. M. Diefenderfer III (1)	153,634	—	*
P. Bussani	39,175	—	*
M. M. Keler	44,418	—	*
J. F. Remondi	48,178	—	*
J. F. Rogatz	28,323	—	*
J. W. Fain	17,116	—	*
D.R. Salzberg	11,456	—	*
Named Executive Officers
C. P. Marr	316,138	736,570	*
T. M. Martin	159,417	400,365	*
J. P. Foster	100,924	109,065	*
Trustees and Executive Officers as a group (10 persons)	918,779	1,246,000	1.20%

*                           Less than 1% of the outstanding common shares.

(1)                   Common shares include 5,914 deferred shares held in the CubeSmart Trust Deferred Trustees Plan for the benefit of W. M. Diefenderfer that are issuable to him after he ceases to serve as a Trustee of the Company. W. M. Diefenderfer does not have voting rights with respect to these deferred shares, but his account is credited with dividend equivalents that are payable in common shares.

(2)                   This column does not include the following phantom shares held by the Trustees and named executive officers in deferred compensation plans of the Company, which are payable in cash after the Trustee or named executive officer ceases service with the Company.

Name	Phantom Shares
W. M. Diefenderfer III	12,916
C. P. Marr	4,024
T. M. Martin	15,505

(3)                   Shares issuable pursuant to the CubeSmart Deferred Trustees Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 15, 2017 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons are known by us to be the beneficial owners of more than 5% of our outstanding common shares. Unless otherwise indicated, the following information is as of March 15, 2017 and is based solely upon information set forth in Schedules 13D and 13G filed by such persons with the Securities and Exchange Commission.

Name	Common Shares	Percent of Class
The Vanguard Group, Inc. (1)	27,202,228	15.08%
Vanguard Specialized Funds, Inc. (2)	13,608,183	7.54%
BlackRock, Inc. (3)	11,565,037	6.41%
LaSalle Investment Management Securities, LLC. (4)	10,748,664	5.96%
Cohen & Steers, Inc. (5)	10,488,329	5.81%

(1)                     Based on information provided by The Vanguard Group- 23-1945930 (“Vanguard”) in a Schedule 13G/A filed with the SEC on February 9, 2017.  Vanguard has sole voting power with respect to 336,729 of these shares, sole dispositive power with respect to 26,895,641 of these shares and shared dispositive power with respect to 306,587of these shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(2)                     Based on information provided by Vanguard Specialized Funds Vanguard REIT Index - 23-2834924 (“VSF”) in a Schedule 13G/A filed with the SEC on February 13, 2017. VSF has sole voting power with respect to all of these shares. The address for VSF is 100 Vanguard Blvd., Malvern, PA 19355.

(3)                     Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on January 23, 2017.  BlackRock has sole voting power with respect to 10,809,816 of these shares, and sole dispositive power with respect to all of these shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)                     Based on information provided by LaSalle Investment Management Securities, LLC (“LaSalle”) in a Schedule 13G filed with the SEC on February 14, 2017, LaSalle has sole voting power over 602,230 shares and sole dispositive power over 10,146,434 shares. The address of LaSalle is 100 East Pratt Street, Baltimore, Maryland, 21202

(5)                     Based on information provided by Cohen & Steers, Inc. (“C&S”) in a Schedule 13G/A filed with the SEC on February 14, 2017.  C&S, through of its control of Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited, has sole voting power with respect to 9,701,238 of these shares and sole dispositive power with respect to all of these shares. The address of C&S is 280 Park Avenue, 10th Floor, New York, NY 10017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Trustees and executive officers, and holders of more than 10% of any class of our equity securities registered under Section 12 of the Exchange Act, to file with the SEC reports about their ownership of our equity securities. Such Trustees, officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We generally assist current Trustees and executive officers in filing these reports based on information obtained from them and from our records.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2016 all Section 16(a) filing requirements were satisfied on a timely basis.

AUDIT COMMITTEE MATTERS

Audit Committee Report

One of the principal purposes of the Audit Committee is to assist the Board of Trustees in the oversight of the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. For fiscal year 2016, KPMG LLP, our independent registered public accounting firm, audited the annual financial statements in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the year ended December 31, 2016 with our management. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also is responsible for assisting the Board of Trustees in the oversight of the qualification, independence and performance of KPMG LLP. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of the independent registered public accounting firm from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Trustees that our audited consolidated financial statements for fiscal year 2016 be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted, The Audit Committee of the Board of Trustees Jeffrey F. Rogatz (Chairman) Deborah Ratner Salzberg John W. Fain John F. Remondi

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table summarizes the fees billed by KPMG LLP for services rendered during, or in connection with, our 2016 and 2015 fiscal years.

	2016	2015
Audit Fees	$770,000	$730,000
Audit-Related Fees (1)	$179,280	$200,000
Tax Fees (2)	$287,000	$235,500
All Other Fees	—	—
Total	$1,236,280	$1,165,500

(1)                   Audit-Related Fees for 2016 and 2015 include fees to review various registration statements and other agreements and for the issuance of comfort letters.

(2)                   Tax fees for 2016 and 2015 related to tax compliance and consulting services.

All audit and permissible non-audit services provided by KPMG LLP to us were approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence from us.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to us. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which is annually reviewed and reassessed by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $200,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (a) the type of services covered by the engagement, (b) the dates the engagement is scheduled to commence and terminate, (c) the estimated fees payable by us pursuant to the engagement, (d) other material terms of the engagement, and (e) such other information as the Audit Committee may request.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017.

The Board of Trustees asks shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by the Bylaws or otherwise, the Board believes ratification by shareholders is a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders. We expect a representative of KPMG LLP to be present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Trustees

Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Abstentions on this proposal are not counted as votes cast and will therefore have no effect on the outcome of the vote on this proposal and uninstructed shares on this proposal held by a bank or broker may be voted in the discretion of the bank or broker and treated as votes cast.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, as well as to vote to recommend, also on an advisory basis, the frequency of such votes on executive compensation. Our shareholders voted at the 2011 annual meeting of shareholders to adopt resolutions recommending that such votes on executive compensation be held on an annual basis. As disclosed in a Current Report on Form 8-K filed with the SEC on June 2, 2011, our Board of Trustees adopted the recommendation of our shareholders to hold annual advisory votes to approve our executive compensation. Accordingly, we are providing this vote as recommended by our shareholders and approved by our Board of Trustees.

As described in detail under the heading “Compensation Discussion and Analysis — Executive Compensation” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the Board’s commitment to provide executive compensation programs that conform with generally accepted best pay practices and align our executive compensation structure with our shareholders’ interests. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosures.”

Approval, by an advisory (non-binding) vote, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal. Because the say-on-pay vote is advisory, however, it is not binding on the Company, the Compensation Committee or our Board of Trustees. Our Board of Trustees and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this proxy statement.  We are providing this vote as required pursuant to section 14A of the Exchange Act.  By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

In accordance with the advisory “say-on-frequency” vote of our shareholders at the 2011 Annual Meeting of Shareholders, and as determined by the Board, we have included an advisory “say-on-pay” vote in our proxy statement every year.  Our Board intends to adopt a policy regarding the frequency with which shareholders are provided an advisory vote on executive compensation based on the option that receives the highest number of votes cast by shareholders.  However, because this vote is advisory and not binding on the Board of Trustees or us in any way, the Board may decide that it is in the best interests of our shareholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The shareholders’ recommendation regarding the frequency of holding an advisory vote on our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.  In the event that no option receives a majority of the votes cast, we will consider the option of one year, two years or three years that receives the highest number of votes cast by shareholders to be the preferred frequency for the advisory vote on executive compensation that has been recommended by our shareholders.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR A FREQUENCY OF ONCE EVERY ONE YEAR.

PROPOSAL 5:
AMENDMENT TO DECLARATION OF TRUST TO PROVIDE

SHAREHOLDERS WITH THE ABILITY TO AMEND OUR BYLAWS

The Board of Trustees has unanimously adopted, and now recommends for your approval, a proposal to amend Article X, Section 10.4 of the Declaration of Trust to provide shareholders with the ability to alter, amend or repeal our Bylaws and adopt new Bylaws, in each case by the vote of a majority of our shares outstanding and entitled to vote.  If the amendment is approved by the shareholders, the text of Article X, Section 10.4 of the Declaration of Trust will be amended and restated to read in its entirety as follows:

“Section 10.4 Bylaws. The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the entire Board of Trustees or, by the shareholders, by the affirmative vote of a majority of the shares then outstanding and entitled to vote on the matter.”

Reasons for the Amendment

Currently, our charter and bylaws provide the Board of Trustees with the exclusive power to amend our bylaws. Many institutional shareholders believe that the right and ability to amend an organization’s bylaws by a majority shareholder vote is a shareholder right that increases the accountability of trustees. We are proposing to amend Article X, Section 10.4 of the Declaration of Trust (the “Charter Amendment”) to provide shareholders with the ability to alter, amend or repeal our Bylaws and adopt new Bylaws, in each case by the vote of a majority of our shares then outstanding and entitled to vote on the matter.

On March 15, 2017, the Board of Trustees approved, subject to shareholder approval of the Charter Amendment, an amendment to Article XIII of our bylaws which will allow for the bylaws to be adopted, altered or repealed by the affirmative vote of a majority of the Board or by the shareholders, by the affirmative vote of a majority shares then outstanding and entitled to vote on the matter (the “Bylaw Amendment”). This Bylaw Amendment does not require approval by our shareholders and is conditioned upon the approval of the Charter Amendment at the annual meeting and upon the effectiveness of the Charter Amendment.

If this proposal is approved by the shareholders, the Board of Trustees will cause the Charter Amendment to be promptly filed with the State Department of Assessments and Taxation of Maryland. In addition, our bylaws will be concurrently amended to conform to the Charter Amendment.  If this proposal is not approved by shareholders, the related Bylaw Amendment will not become effective.

No Dissenters’ Rights

Under Maryland law, shareholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO AMEND THE DECLARATION OF TRUST TO PROVIDE SHAREHOLDERS WITH THE ABILITY TO ADOPT, ALTER OR REPEAL ANY PROVISION OF THE BYLAWS OF THE TRUST AND TO MAKE NEW BYLAWS, IN EACH CASE BY THE VOTE OF A MAJORITY OF OUR SHARES OUTSTANDING AND ENTITLED TO VOTE.

OTHER MATTERS

Other Matters to Come Before the 2017 Annual Meeting

No matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting or any adjournment or postponement thereof, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board of Trustees, or, if no recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2018 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 19, 2017.

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal for inclusion in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of the Bylaws, which are on file with the SEC and may be obtained from the Secretary of CubeSmart upon request. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2018 annual meeting must be received no earlier than the close of business on December 19, 2017 and no later than the close of business on January 18, 2018.

In addition, such shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee:

(1)                       the name, age, business address and residence address of such person,

(2)                       the class and number of shares of beneficial interest of CubeSmart that are beneficially owned or owned of record by such person, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such person,

(3)                       a description of all direct and indirect compensation and other material relationships during the past three years between or among such shareholder or any person associated with such shareholder, on the one hand, and each proposed nominee, and his or her associates, on the other hand, and

(4)                       all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected);

•                                          as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and

•                                          as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)                       the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner,

(2)                       the class and number of shares of each class of beneficial interest of CubeSmart that are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such shareholder or any beneficial owner, if any, on whose behalf the proposal is made,

(3)                       a description of any economic interest in or any other right with respect to (including from a third party), any of our shares (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any such securities, including, without limitation, any swaps or other derivative arrangements) held by such shareholder or any beneficial owner on whose behalf the proposal is made,

(4)                       a description of any agreements, arrangements or understandings between or among such shareholder or beneficial owner, on the one hand, and any other persons, on the other hand, in connection with the nomination of any person for election as a Trustee,

(5)                       a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate any person(s) named in its notice or to bring such proper business included in its notice before the annual meeting and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of beneficial interest required to elect the proposed nominee(s) or approve the proposal(s) included in its notice and/or otherwise to solicit proxies from shareholders in support of the election of the proposed nominee(s) or the proposal, and

(6)                       all other information relating to such shareholder that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

Householding of Proxy Materials

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker or bank has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm or bank and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to or call CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, Attention: Secretary (telephone number: 610-535-5700). If you are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting our Secretary in the same manner.

* * * *

By Order of the Board of Trustees

Jeffrey P. Foster
Secretary

Malvern, Pennsylvania
April [ ], 2017

PRELIMINARY PROXY CARD

ANNUAL MEETING OF SHAREHOLDERS OF CUBESMART May 31, 2017 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20833040300000000000 4 053117 (See instructions below) O Jeffrey F. Rogatz changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF TRUSTEES, "FOR" PROPOSALS 2 AND 3, “ONE YEAR” FOR PROPOSAL 4, AND “FOR” PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Trustees: NOMINEES: FOR ALL NOMINEESO William M. Diefenderfer III O Piero Bussani WITHHOLD AUTHORITYO Christopher P. Marr FOR ALL NOMINEESO Marianne M. Keler O Deborah R. Salzberg FOR ALL EXCEPTO John F. Remondi O John W. Fain INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017; 3. To cast an advisory vote to approve our executive compensation; 1 YEAR 2 YEARS 3 YEARS ABSTAIN 4. To cast an advisory vote on the frequency of holding an advisory vote on our executive compensation; FOR AGAINST ABSTAIN 5. To consider and vote on a proposal to amend our current Declaration of Trust to provide shareholders with the ability to alter, amend or repeal our Third Amended and Restated Bylaws, and adopt new Bylaws. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before this meeting. If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned's shares entitled to vote on the matters hereon as directed hereon or, where no direction is indicated, the undersigned's vote will be cast FOR each of the matters hereon. The attorney-in-fact and proxy will vote such shares as recommended by the Board of Trustees, or, if no recommendation is given, in his own discretion, with regard to any other matters as may properly come before the meeting, including any proposal to adjourn or postpone the meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate: Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 31, 2017. The proxy statement and 2016 Annual Report to Shareholders are available at http://investors.cubesmart.com/Docs COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 CUBESMART Proxy for Annual Meeting of Shareholders on May 31, 2017 Solicited on Behalf of the Board of Trustees The undersigned hereby appoints Christopher P. Marr, Timothy M. Martin, and Jeffrey P. Foster, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the Common Shares of the Company, held of record by the undersigned on March 15, 2017, at the Annual Meeting of Shareholders to be held on Wednesday, May 31, 2017, at 8:00 a.m., Eastern Daylight Savings time, at Cubesmart, 5 Old Lancaster Road, Malvern, PA 19355, and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side. For more information on how to obtain directions to be able to attend the annual meeting and/or vote in person at the annual meeting please see the accompanying proxy statement or contact our Secretary at 610-535-5000. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. (Continued and to be signed on the reverse side.) 14475 1.1

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of CUBESMART To Be Held On: May 31, 2017 at 8:00 a.m. at Cubesmart, 5 Old Lancaster Road, Malvern PA 19355 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5-19-2017. Please visit http://investors.cubesmart.com/Docs, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. TO VOTE: compensation; adjournment or postponement of the meeting. 1. Election of Trustees: NOMINEES: William M. Diefenderfer III Piero Bussani Christopher P. Marr Marianne M. Keler Deborah R. Salzberg John F. Remondi Jeffrey F. Rogatz John W. Fain Please note that you cannot use this notice to vote by mail. 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017; 3. To cast an advisory vote to approve our executive compensation; 4. To cast an advisory vote on the frequency of holding an advisory vote on our executive 5. To consider and vote on a proposal to amend our current Declaration of Trust to provide shareholders with the ability to alter, amend or repeal our Third Amended and Restated Bylaws, and adopt new Bylaws. To transact such other business as may properly come before the meeting or any In their discretion, the proxies are authorized to vote upon such other matters as may properly come before this meeting. THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF TRUSTEES, "FOR" PROPOSALS 2 AND 3, “ONE YEAR” FOR PROPOSAL 4, AND “FOR” PROPOSAL 5. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER

ANNUAL MEETING OF SHAREHOLDERS OF CUBESMART May 31, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 31, 2017. The proxy statement and 2016 Annual Report to Shareholders are available at http://investors.cubesmart.com/Docs Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20833040300000000000 4 053117 (See instructions below) O Jeffrey F. Rogatz changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF TRUSTEES, "FOR" PROPOSALS 2 AND 3, “ONE YEAR” FOR PROPOSAL 4, AND “FOR” PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Trustees: NOMINEES: FOR ALL NOMINEESO William M. Diefenderfer III O Piero Bussani WITHHOLD AUTHORITYO Christopher P. Marr FOR ALL NOMINEESO Marianne M. Keler O Deborah R. Salzberg FOR ALL EXCEPTO John F. Remondi O John W. Fain INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017; 3. To cast an advisory vote to approve our executive compensation; 1 YEAR 2 YEARS 3 YEARS ABSTAIN 4. To cast an advisory vote on the frequency of holding an advisory vote on our executive compensation; FOR AGAINST ABSTAIN 5. To consider and vote on a proposal to amend our current Declaration of Trust to provide shareholders with the ability to alter, amend or repeal our Third Amended and Restated Bylaws, and adopt new Bylaws. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before this meeting. If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned's shares entitled to vote on the matters hereon as directed hereon or, where no direction is indicated, the undersigned's vote will be cast FOR each of the matters hereon. The attorney-in-fact and proxy will vote such shares as recommended by the Board of Trustees, or, if no recommendation is given, in his own discretion, with regard to any other matters as may properly come before the meeting, including any proposal to adjourn or postpone the meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate: